UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment # 2 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRXADE GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

5122
(Primary Standard Industrial Classification Code Number)

46-3673928
(I.R.S. Employer Identification Number)

3840 Land O’ Lakes Boulevard, Land O’ Lakes, Florida 34639, (800) 261-0281
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 1980
(866) 403-5272
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:

Blair Krueger, Esq.

Krueger LLP

7486 La Jolla Boulevard

La Jolla, California 92037

Telephone: (858) 405-7385

Email: blair@thekruegergroup.com

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common Stock, $0.00001 par value per share	31,949,712 shares	$0. 5 5	$13,099,381.92	$1,587.65

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC” or the “Commission”), acting pursuant to Section 8(a), may determine.

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The information contained in this preliminary Prospectus is not complete and may be changed in whole or in part. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion June 20 , 2019

TRXADE GROUP, INC.

31,949,712 SHARES OF COMMON STOCK

The selling shareholders identified in this Prospectus (the “Selling Shareholders”) may sell or otherwise dispose of 31,949,712 shares (each, a “Share” and collectively, the “Shares”) of common stock of Trxade Group, Inc., a Delaware corporation (“Trxade” or the “Company”), par value $0.00001. The Company is not offering any shares of common stock under this Prospectus and we will not receive any proceeds from the sale or other disposition of the Shares covered hereby.

The Selling Shareholders (which term includes their respective donees, pledgees, transferees, or other successors-in-interest) may, from time to time, sell, transfer or otherwise dispose of the Shares or interests therein on any stock exchange, market or trading facility on which the Shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders shall bear all fees, discounts, concessions or commissions of broker-dealers or agents in connection with this Offering of the Shares by the Selling Shareholders.

Currently, our common stock is quoted on the OTC Markets Group Inc.’s OTCQB® tier Venture Market (the “OTCQB”) under the trading symbol, “TRXD.” On June 17 , 2019, the last reported sale price of our common stock on the OTCQB was $0.5 5 per share. Following the effectiveness of our registration statement (of which this Prospectus forms a part), we intend that quotation of our common stock on the OTCQB shall continue under the symbol, “TRXD”.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” starting on Page 9. Prices of our common stock as reported on the OTCQB may not be indicative of the prices of our common stock if our common stock were traded on some other exchange. Accordingly, an investment in our Shares is considered an illiquid investment and subject to many risks. See “Plan of Distribution” beginning on Page 25 of this Prospectus for more information about how the Selling Shareholders may sell their Shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 20 , 2019

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ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form S-1 that we filed with the United States Securities and Exchange Commission (the “SEC”). Under this registration statement, the Selling Shareholders may sell, at any time and from time to time, in one or more offerings, up to 31,949,712 shares of common stock. When the Selling Shareholders elect to make an offer of any common stock described in this Prospectus, pursuant to this registration statement, a Prospectus supplement, if required, may be distributed that will contain specific information about the terms of that offering. Any required Prospectus supplement may also add, update or change information contained in this Prospectus.

You should only rely on the information contained or incorporated by reference in this Prospectus and any Prospectus supplement. No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Shareholders.

You should read the entire Prospectus and any Prospectus supplement, as well as the documents incorporated by reference into this Prospectus or any Prospectus supplement, before making an investment decision. Neither the delivery of this Prospectus or any Prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any Prospectus supplement is correct as of any date subsequent to the date hereof or of such Prospectus supplement, as applicable. You should assume that the information appearing in this Prospectus, any Prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This Prospectus may be supplemented from time to time by one or more Prospectus supplements. Any such Prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this Prospectus and any Prospectus supplement, you should rely on the information contained in the Prospectus supplement.

This Prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this Prospectus, nor it is an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

Unless the context requires otherwise, references in this Prospectus to “Trxade,” “the Company,” “we,” “us” and “our” refer to Trxade Group, Inc., a Delaware corporation, and our consolidated subsidiaries. This Prospectus, including the documents incorporated herein by reference, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. This Prospectus may also include trade names, trademarks and service marks of other companies and organizations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, each Prospectus supplement and the information incorporated by reference in this Prospectus and each Prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this Prospectus, any accompanying Prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This Prospectus, any Prospectus supplement and the information incorporated by reference in this Prospectus and any Prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this Prospectus, whether as a result of any new information, future events or otherwise.

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PROSPECTUS SUMMARY

About Trxade Group, Inc.

We have designed and developed, and now own and operate, a business-to-business, web-based marketplace focused on the United States pharmaceutical industry. Our core service brings the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities. Our executive offices are located at 3840 Land O’ Lakes Boulevard, Land O’ Lakes, Florida 34639, and our telephone number is (866)-403-5272. We may refer to ourselves in this Prospectus as “Trxade,” the “Company,” “we,” or “us.”

We began operations as Trxade Nevada in August of 2010 and initially spent two years creating and enhancing our web-based services. Our services provide enhanced pricing transparency, purchasing capabilities and other value-added services on a single platform to focus on serving the nation’s approximately 24,000 independent pharmacies with an annual purchasing power of $96 billion. Our national supplier partners are able to fulfill orders on our platform immediately and provide the pharmacy with cost saving payment terms and next day delivery capabilities in unrestrictive states under the Model State Pharmacy Act and Model Rules of the National Association of Boards of Pharmacy (Model Act). We have expanded rapidly since 2015 and now have over 10,000 registered pharmacy members purchasing products on our sales platform.

In December 2013, we launched a second service to help pharmaceutical distributors’ better source their pharmaceutical needs within a highly structured single platform. This solution is designed to help purchasers overcome pharmaceutical supply issues as a means to control costs on drugs with volatile pricing, as well as to help our buyers make better purchasing choices based on their needs. Additionally, we built and, in February 2014, launched a new desktop application, named “RxGuru”, to bring product information on a just-in-time basis to our member base. Our pharmacy members should benefit from this application by gaining advanced data analytics at point of purchase and patient care. RxGuru has been upgraded to continue the benefit to the pharmacies.

In 2015 and 2016, through Westminster Pharmaceuticals, LLC, our wholly-owned subsidiary and distribution division (“Westminster”), we launched a private label pharmaceutical product program and entered into various supply contracts with pharmaceutical manufacturers to supply Westminster with generic pharmaceutical products on a private label basis to sell to our customers. In connection with this expansion, Westminster received significant funding in late 2015 and early 2016. Westminster was not profitable and in December 2016 we sold this division and exited the private label distribution business.

In October 2018, we acquired 100 percent of Community Specialty Pharmacy, LLC (“CSP”) an accredited independent retail pharmacy with a focus on specialty medications. CSP operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience. We intend to continue CSP’s pharmacy model.

In late 2018, we launched Delivmeds.com, a consumer-based app to provide delivery of pharmaceutical products operating as part of Alliance Pharma Solutions, LLC (“Alliance”). In early 2019 we launched Trxademso.com, as part of the SyncHealth MSO, LLC joint venture, to assist independent retail pharmacies to better compete with large national pharmacies on pricing, distribution and logistics. To date, we have not generated any revenue from these products.

We have no current intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company nor do we, or any of our shareholders, to our knowledge, have any plans to enter into a change of control or similar type of transaction not necessarily true as we are looking to acquire Suren’s other company.

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Our Principal Products and Services and their Markets.

Trxade.com is a web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies and large pharmaceutical suppliers nationally. Our marketplace has hundreds of suppliers providing over 20,000 branded and generic drugs available for purchase by pharmacists. We already serve over 10,000 independent pharmacies with access to our proprietary pharmaceutical database, data analytics regarding medication pricing, and manufacturer return policies. We generate revenues from these services by charging a transaction fee to the seller of the products for sales conducted via our Trxade platform. The buyers do not bear the cost of transaction fees for the purchases which they make, nor do they pay a fee to join or register with our platform. Substantially all of our revenues during the years ended December 31, 2018, and 2017, were from platform revenue generated on www.Trxade.com. For additional information, please visit us at http://www.trxadegroup.com, http://www.trxade.com, http://www.delivmeds.com, and https://www.trxademso.com.

Status of any publicly announced new products or services.

We have a number of products and services still in development, which are described below.

InventoryRx.com. InventoryRx, launched in the first quarter of 2014, is a web-based pharmaceutical exchange platform where wholesalers can buy and sell pharmaceuticals or over-the-counter medications with each other in a systematized online sales platform. The site offers these trading partners’ greater product availability and pricing transparency. The site may also substantially improve our customers buying efficiency and lower their cost of goods on a continuous basis. This product is built into the Trxade.com platform and, accordingly, we have not generated any independent revenue from this product.

Pharmabayonline. We formed Pharmabayonline to provide proprietary pharmaceutical data analytics and governmental reimbursement benchmarks analysis to United States-based independent pharmacies and pharmaceutical databases.

RxGuru. Our RxGuru application was launched in the first quarter of 2014 and underscores our commitment to deliver timely information to our customers at the moment before purchase. Our industry leading price prediction model, “RxGuru”, integrates product insight into pharmacy acquisition benchmarks (“PAC”) to ascertain trends and pricing variances which result in significant purchasing opportunities. “RX Guru” helps to predict prices and affords our members an opportunity continuously to benefit from real price purchasing opportunities that are often concealed from the rest of the industry. This product is built into the Trxade.com platform and, accordingly, this application works in conjunction with the Trxade platform but, to date, has not generated any independent revenue.

Integra Pharma Solutions, LLC. Integra is intended to serve as our logistics company for pharmaceutical distribution and has limited operations and revenue at this time.

Community Specialty Pharmacy, LLC. We acquired CSP on October 15, 2018. CSP is an accredited pharmacy located in St. Petersburg, Florida and focuses upon specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience. See Note 12 of the Notes to Consolidated Financial Statements for information concerning the business combination and our Current Report on Form 8-K filed on December 28, 2018.

Delivmeds.com. Delivmeds.com was launched in late 2018 as a consumer-based app to provide delivery of pharmaceutical products associated with Alliance Pharma Solutions, LLC. To date, we have not generated any revenue from this product.

Trxademso. Trxademso was launched early 2019 as part of the SyncHealth MSO, LLC joint venture to assist independent retail pharmacies to compete better with large national pharmacies on pricing, distribution and logistics. To date, we have not generated any revenue from this product.

All our product offerings are focused on the United States markets. Some products are restricted just to certain states, depending upon the various applicable state regulations and guidelines pertaining to pharmaceuticals, particularly, and drug businesses, generally. Our services are distributed through our online platform.

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The Pharmaceutical Industry

According to the 2013-14 Economic Report on Retail, Mail, and Specialty Pharmacies by Adam J. Fein, Ph.D. (the “Fein Report”), United States pharmaceutical companies comprise a burgeoning $330 billion industry consisting of over 65,000 pharmacy facilities and 700 DEA-registered (and 1,500 State-licensed) suppliers. Management believes that few platforms currently in place to bring these participants together to share market knowledge, product pricing transparency and product availability. According to this, the pharmaceutical market is comprised primarily of three wholesalers that control an estimated approximately 92% of the market. Our management believes that this concentration has, over the years, led to a lack of price and cost transparency, thereby resulting in severe limitations on the purchasing choices of industry participants. These market dynamics have enabled these large wholesalers (McKesson, Cardinal Health and AmerisourceBergen), known as ADR distributors, to dominate the industry with respect to both generic and brand pharmaceuticals. The increasing concentration of generic medications (ANDA, or “Abbreviated New Drug Application”), however, with many more expected to go to market in the near future (approximately $80 billion branded medications will lose their patent protection within the next ten years), have enabled smaller suppliers’ access to an increasing number of medications at highly discounted prices. The market is slowly changing towards one where medications will become a commoditized and influenced by price rather than the business relationships imposed by the dominant participants of the past.

To fuel this change, insurance companies (Pharmacy Benefits Management (“PBM”) and private health payers) and the federal government have recently initiated lower medication reimbursement payments to healthcare providers. We believe that pharmacies in due course will face increasing pressure to source medications as inexpensively as possible and improve operational efficiency. Trxade seeks to be in the forefront of solving these transparency and pricing concerns by providing independent, retail pharmacies with real-time, pharmacy acquisition cost (“PAC”) benchmarks to the National Drug Code (the “NDC”) standard. The NDC mark is a unique product identifier used in the United States for drugs intended for human use.

This Offering

The Selling Shareholders named in this Prospectus may offer and sell up to 31,949,712 shares of our common stock, par value $0.00001 per share. Our common stock is currently listed on the OTC Markets Group Inc.’s OTCQB® tier Venture Market (the “OTCQB”) under the trading symbol, “TRXD.” On June 17 , 2019, the last reported sale price of our common stock on the OTCQB was $0.5 5 per share. Shares of our common stock that may be offered under this Prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by our Selling Shareholders of any of the common stock covered by this Prospectus.

Shares of Common Stock Offered	Maximum of 31,949,712 Shares. No minimum number of Shares must be sold to close.

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition by the Selling Shareholders or their transferees of the Shares of common stock covered hereby.

Termination of this Offering	The Offering will conclude when all 31,949,712 Shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. At our discretion we may extend this Offering for an additional 180 days.

Risk factors	Purchase of our common stock involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only and currently only a limited market exists for our common stock. Please refer to the section entitled “Risk Factors” before making an investment in our common stock.

Trading symbol	Our common stock trades on the OTC Markets Group Inc.’s OTCQB® tier Venture Market (the “OTCQB”) under the trading symbol “TRXD”.

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RISK FACTORS

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this Prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to the Business

Our business, financial condition and results of operations are subject to various risks and uncertainties, including those described below and elsewhere in this Report. This section discusses factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. It is not possible to predict or identify all such factors. Consequently, the following description of Risk Factors is not a complete discussion of all potential risks or uncertainties applicable to our business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company;
●	and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We will not be required to provide an assessment of the effectiveness of internal controls over financial reporting until our second annual report after the completion of our Offering. And our auditor’s attestation of management’s evaluation of effectiveness of the internal controls is not required as long as we are an emerging growth company under the Jumpstart Our Business Startups Act and/or a smaller reporting company as that term is defined. Despite these requirements, any delayed implementation of our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated. Investors relying upon this misinformation may make an uninformed investment decision.

We are an emerging growth company within the meaning of the Securities Act, and as a consequence of taking advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our financial statements may not be comparable to companies that comply with public company effective dates.

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

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The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will be required to comply with numerous financial reporting and legal requirements, including those pertaining to annual audits, quarterly review and reporting and internal controls. The costs of this compliance could be quite significant. If revenues are insufficient, or we cannot satisfy many of these costs through the issuance of shares, we may be unable to satisfy these costs through the normal course of business which would result in being unable to continue as a going concern.

We were recently unprofitable and we may incur losses in the future.

In 2017, we became profitable for the first time; in prior years, we were unprofitable and generated a net accumulated deficit of ($8,120,113). Our current business model has been in constant and improved development since 2010 with results that culminated in our first profit for the year ended December 31, 2017. Revenues generated from our consolidated operations for the years ended December 31, 2018 and 2017 were $3,831,778 and $2,931,280, respectively. Revenues generated from our consolidated operations for the three month period ended March 31, 2019 and 2018 was $1,512,521 and $852,923, respectively.

We incurred positive net income for the years ended December 31, 2018 and 2017 of $9,038 and $288,983, respectively. We may incur other losses in the foreseeable future due to the significant costs associated with our business development, including costs associated with maintaining compliance under SEC reporting standards. We cannot assure you that our operations will annually generate sufficient revenues to fund our continuing operations or to fully implement our business plan, and thereafter sustain profitability in any future period.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the start and growth of a business, the implementation and execution of our business plan, and the regulatory environment affecting the distribution of pharmaceuticals in which we operate.

If we do not obtain additional financing, our business, prospects, financial condition and results of operations will be adversely affected.

Management anticipates that we will require additional working capital to pursue continued development of products, services, and marketing operations. We cannot accurately predict the timing and amount of such capital requirements. Additional financing may not be available to us when needed or, if available, it may not be obtained on commercially reasonable terms. If we are not able to obtain the necessary additional financing on a timely or commercially reasonable basis, we will be forced to delay or scale down some or all of its development activities (or perhaps even cease the operation of our business).

We have no commitments for any additional financing, and there can be no assurance that any such commitments can be obtained on favorable terms, if at all. Any additional equity financing will be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital, and other financial and operational matters. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or our anticipated expansion, which could have a material adverse effect on us.

Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to fend off competition.

We expect to compete with our three largest ADR distributors (McKesson, Cardinal Health and AmerisourceBergen), in addition to other pharmaceutical distributors, buying groups, software products, and various start-up drug companies. Many of these operations have substantially greater financial and manufacturer-backed resources, longer operating histories, greater name recognition and more established relationships in the industry than us. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may establish a more favorable footing in the pharmaceutical industry with respect to pricing or other factors. Our failure to compete successfully with any of these companies would have a material adverse effect on our business and the trading price of our common stock.

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The three distributors listed above have a strong control over our industry, as they have contracts with the 24,000 independent, retail pharmacies that limit the participants’ ability to purchase pharmaceuticals outside of those primary distributors. Additional restrictive elements exist within the pharmaceutical channels of distribution. For example, a number of the inventory management systems, either developed by the distributors or third-party vendors, have been developed to require compliance to these restrictive purchasing agreements. Management anticipates that other existing and prospective competitors will adopt technologies or business plans similar to ours, or seek other means to develop operations competitive with ours, particularly if our development of large-scale production progresses as scheduled.

We will need to expand our member base or our profit margins to attain profitability.

Currently, we are paid an administrative fee of up to 6 percent of the buying price on the generic pharmaceuticals sold to pharmacies and up to 1 percent on brand pharmaceuticals that pass through our pharmaceutical exchanges. Our management is aware that the competitiveness of the group of suppliers that participate in our system and price products on our exchange is a key factor in determining how many purchasing pharmacies and wholesalers will purchase products through our platforms. However, price is not the only factor that influences where retail pharmacies will obtain their product. Quality fulfillment services are also important, and retail pharmacies have historically received quality fulfillment services from the three major ADR distributors. In order to be more competitive, we must improve our customer service and wholesaler fulfillment efforts, because the independent, retail pharmacy has for years considered this element of the fulfillment process as important as price. Other factors influencing the pharmacies purchasing behavior in the future will be changes brought upon by the Affordable Care Act, which regulates some aspects of pharmaceutical spending and pricing. Management believes that we should benefit substantially from our pricing and product knowledge that is offered by our platform.

Profitability may be further increased as a result of lower cost of goods should the Company build stronger relationships with manufacturers and other larger buying groups that serve wholesalers and distributors. On a larger scale, those margins will drop depending upon the breadth of products provided in the market and the sale turn rates required. We are currently undertaking a significant effort to increase our membership base through attendance at annual conferences and other strategies. Trxade has an expanded e-mail marketing strategy based on our competitive price advantages and price trend analysis tools.

There are inherent risks associated with our operations within the Pharmaceutical Distribution Markets.

There are inherent risks involved with doing business within the pharmaceutical distribution channel, including:

●	Improperly manufactured products may prove dangerous to the end consumer.
●	Products may become adulterated by improper warehousing methods or modes of shipment.
●	Counterfeit products or products with fake pedigree papers.
●	Unlicensed or unlawful participants in the distribution channel.
●	Risk with default and the assumption of credit loss.
●	Risk related to the loss of supply, or the loss of a number of suppliers.

Although all of our end-user agreements require our customers to indemnify us and for any and all liabilities resulting from our participation in the pharmaceutical distribution industry, we cannot assure you that the parties required to provide such indemnification will have the financial resources to do so. Additionally, although we have evaluated appropriate state statutes and federal laws pertaining to pharmaceutical distribution in an effort to diminish our risks, the Board of Pharmacy for each state is responsible for interpreting their state laws, and their interpretations may not comport with our analysis. It is also possible that any third-party logistics arrangements may disrupt service, create a loss of income, or other unforeseen disruptions should the service provider experience any legal, financial or other difficulties of their own.

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Regulatory changes that affect our distribution channels could also harm our business.

Certain states, including California, Florida, Nevada, New Mexico and Indiana, have enacted laws that prohibit lateral movement of pharmaceuticals within the distribution channel. These laws prohibit wholesalers from selling pharmaceuticals directly from or to other wholesalers where they maintain inventory. Other states may in the future enact similar laws that place restrictions in pharmaceutical trading within the Trxade platforms. At the federal level, the implementation of the track and trace legislation by 2017 requiring the use of pharmaceutical pedigree may, in the future, restrict and disrupt the movement of pharmaceuticals along the supply chain should the cost of complying with this new legislation be too burdensome for smaller suppliers. Changes in the United States healthcare industry and regulatory environment could have a material adverse impact on our results of operations.

Many of our products and services are intended to function within the structure of the healthcare financing and reimbursement system currently being used in the United States. In recent years, the healthcare industry in the United States has changed significantly in an effort to enhance efficiencies, reduce costs and improve patient outcomes. These changes have included cuts in Medicare and Medicaid reimbursement levels, changes in the basis for payments, shifting away from fee-for-service and towards value-based payments and risk-sharing models, increases in the use of managed care, and consolidation in the healthcare industry generally. We expect that the healthcare industry in the United States shall continue to change and evolve in the near future. Changes in the healthcare industry’s (or our pharmaceutical suppliers’) pricing, selling, inventory, distribution or supply policies or practices could significantly reduce our revenues and net income. Additionally, if we experience disruptions in our supply of generic drugs, our margins could be adversely affected.

We distribute generic pharmaceuticals, which can be subject to both price deflation and price inflation. Continued volatility in the availability, pricing trends or reimbursement of these generic drugs, or significant fluctuations in the nature, frequency and magnitude of generic pharmaceutical launches, could have a material adverse impact on our results of operations. Additionally, any future changes in branded and generics drug pricing could be significantly different than our projections. Generic drug manufacturers are increasingly challenging the validity or enforceability of patents on branded pharmaceutical products. During the pendency of these legal challenges, a generics manufacturer may begin manufacturing and selling a generic version of the branded product prior to the final resolution of its legal challenge over the branded product’s patent. To the extent we source, contract manufacture, and distribute such generic products, the brand-name company could assert infringement claims against us. While we generally obtain indemnification against such claims from generic manufacturers as a condition of distributing their products, there can be no assurances that these rights will be adequate or sufficient to protect us.

The healthcare industry is highly regulated, and further regulation of our distribution businesses and technology products and services could impose increased costs, negatively impact our profit margins and the profit margins of our customers, delay the introduction or implementation of our new products, or otherwise negatively impact our business and expose us to litigation and regulatory investigations.

Healthcare fraud laws are often vague and uncertain, exposing us to potential liability.

We are subject to extensive, and frequently changing, local, state and federal laws and regulations relating to healthcare fraud, waste and abuse. Local, state and federal governments continue to strengthen their position and scrutiny over practices involving fraud, waste and abuse affecting Medicare, Medicaid and other government healthcare programs. Many of the regulations applicable to us, including those relating to marketing incentives, are vague or indefinite and have not been interpreted by the courts. The regulations may be interpreted or applied by a prosecutorial, regulatory, or judicial authority in a manner that could require us to make changes in our operations. If we fail to comply with applicable laws and regulations, we could become liable for damages and suffer civil and criminal penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

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Laws reducing reimbursements for pharmaceuticals could ruin our industry.

Both our profit margins and the profit margins of our customers may be adversely affected by laws and regulations reducing reimbursement rates for pharmaceuticals, medical treatments and related services, or changing the methodology by which reimbursement levels are determined. The federal government may adopt measures that could reduce Medicare or Medicaid spending, or impose additional requirements on healthcare entities. We cannot predict what alternative or additional deficit reduction initiatives or Medicare payment reductions, if any, will ultimately be enacted into law, or the timing or affect any such initiatives or reductions would have on us. There can be no assurance that the preceding changes would not have a material adverse impact on our results of operations

Operating, security and licensure standards of federal agencies challenge our ability to comply with applicable laws and regulations.

We are subject to the operating and security standards of the Drug Enforcement Administration (the “DEA”), the U.S. Food and Drug Administration (the “FDA”), various state boards of pharmacy, state health departments, the U.S. Department of Health and Human Services (“HHS”), the CMS, and other comparable agencies. Although we have enhanced our procedures to ensure compliance, there can be no assurance that a regulatory agency or tribunal would conclude that our operations are compliant with applicable laws and regulations. In addition, there can be no assurance that we will be able to maintain or renew existing permits, licenses or any other regulatory approvals or obtain without significant delay future permits, licenses or other approvals needed for the operation of our businesses. Any noncompliance by us with applicable laws and regulations or the failure to maintain, renew or obtain necessary permits and licenses could lead to litigation and have a material adverse impact on our results of operations.

Pedigree tracking laws and regulations could increase our regulatory burdens.

Congress and state and federal agencies, including state boards of pharmacy and departments of health and the FDA, have made increased efforts in the past year to regulate the pharmaceutical distribution system in order to prevent the introduction of counterfeit, adulterated or mislabeled drugs into the pharmaceutical distribution system (otherwise known as “pedigree tracking”). In November 2013, Congress passed (and President Barack Obama signed into law) the Drug Quality and Security Act (the “DQSA”). The DQSA establishes federal standards requiring supply-chain stakeholders to participate in an electronic, interoperable, lot-level prescription drug track-and-trace system. The law also preempts state drug pedigree requirements and establishes new requirements for drug wholesale distributors and third-party logistics providers, including licensing requirements in states that had not previously licensed such entities.

In addition, the Food and Drug Administration Amendments Act of 2007 requires the FDA to establish standards and identify and validate effective technologies for the purpose of securing the pharmaceutical supply chain against counterfeit drugs. These standards may include track-and-trace or authentication technologies, such as radio frequency identification devices, 2D data matrix barcodes, and other similar technologies. On March 26, 2010, the FDA released the Serialized Numerical Identifier (the “SNI”) guidance for manufacturers who serialize pharmaceutical packaging. We expect to be able to accommodate these SNI regulations in our distribution operations. The DQSA and other pedigree tracking laws and regulations could increase the overall regulatory burden and costs associated with our pharmaceutical distribution business and could have a material adverse impact on our results of operations.

We are uncertain how new privacy laws shall be interpreted.

There are numerous federal and state laws and regulations related to the privacy and security of personal information. In particular, regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) establish privacy and security standards that limit the use and disclosure of individually identifiable health information (known as “protected health information”) and require the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. We are directly subject to certain provisions of the regulations as a “Business Associate” through our relationships with customers. We are also directly subject to the HIPAA privacy and security regulations as a “Covered Entity” with respect to our operations as a healthcare clearinghouse, specialty pharmacy and medical surgical supply business. If we are unable to properly protect the privacy and security of protected health information entrusted to us, we could be found to have breached our contracts with our customers. Further, if we fail to comply with applicable HIPAA privacy and security standards, we could face civil and criminal penalties. Although we have implemented and continue to maintain policies and processes to assist us in complying with these regulations and our contractual obligations, we cannot provide assurances regarding how these regulations will be interpreted, enforced or applied by the government and regulators to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level might also require us to make costly system purchases /or modifications from time to time.

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There are continued uncertainties associated with efforts to change or repeal healthcare reforms, and we cannot predict their full effect on us at this time.

The Affordable Care Act (the “ACA”) significantly expanded health insurance coverage to uninsured Americans and changed the way healthcare is financed by both governmental and private payers. While certain provisions of the ACA took effect immediately, others have delayed effective dates or require further rulemaking action or regulatory guidance by governmental agencies to implement or finalize (e.g. nondiscrimination in health programs and activities, or excise taxes on high-cost employer-sponsored health coverage). Further, as a result of the November 2016 U.S. presidential election, there are continued uncertainties associated with efforts to change or repeal certain provisions of the ACA or other healthcare reforms, and we cannot predict their full effect on thus at this time. A top legislative priority of the Trump presidential administration and Congress may be significant reform of the ACA, as discussed above. While there is currently a substantial lack of clarity around the likelihood, timing and details of any such policies and reforms, such policies and reforms may have a material adverse impact on our results of operations.

Medical billing and coding laws may subject us to fines and investigations.

Medical billing, coding and collection activities are governed by numerous federal and state civil and criminal laws. In connection with these laws, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against us and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Any such proceeding or investigation could have a material adverse impact on our results of operations.

System errors or failures of our platform or services to conform to specifications could cause unforeseen liabilities or injury, harm our reputation and have a material adverse impact on our results of operations.

The software and technology services that we operate are complex. As with complex systems offered by others, our software and technology services may contain errors, especially when first introduced. Failure of a customer’s system to perform in accordance with our documentation could constitute a breach of warranty and could require us to incur additional expense in order to make the system comply with the documentation. If such failure is not remedied in a timely manner, it could constitute a material breach under a contract, allowing the client to cancel the contract, obtain refunds of amounts previously paid, or assert claims for significant damages.

We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of your investment.

In general, we have complete discretion over the use of our working capital and any new investment capital we may obtain in the future. Because of the number and variety of factors that could determine our use of funds, there can be no assurance that our ultimate expenditure of funds (and their uses) will not vary substantially from our current intended operating plan for such funds.

We intend to use existing working capital and future funding to support the development of our products and services, product purchases in our wholesale distribution division, the expansion of our marketing, or the support of operations to educate our customers. We will also use capital for market and network expansion, acquisitions, and general working capital purposes. However, we do not have more specific plans for the use and expenditure of our capital. Our management has broad discretion to use any or all of our available capital reserves. Our capital could be applied in ways that do not improve our operating results or otherwise increase the value of a shareholder’s investment.

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We do not have a traditional credit facility with a financial institution, which may adversely impact our operations.

We do not have a traditional credit facility with a financial institution, such as a working line of credit. The absence of such a facility could adversely impact our operations, as it may constrain our ability to have available the working capital for equipment purchases or other operational requirements. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our business development efforts. Without credit facilities, we could be forced to cease operations and investors in our securities could lose their entire investment.

We are dependent upon our current management, who may have conflicts of interest.

We are dependent upon the efforts of our current management. All of our officers and directors have duties and affiliations with other companies. Even though these companies are not competitors or involved in pharmaceutical distribution, involvement of our officers and directors in other businesses may still present a conflict of interest regarding decisions they make for Trxade or with respect to the amount of time available for Trxade. The loss of any of our officers or directors and, in particular, Mr. Patel or Mr. Ajjarapu, could have a materially adverse effect upon our business and future prospects.

We do not have key-man life insurance upon the life of any of our officers or directors. While our management team has considerable information technology and entrepreneurial experience, none of our management was been involved in pharmaceutical distribution prior to joining the Company and, as such, did not have any technical experience in pharmaceutical distribution prior to joining us. Upon adequate funding, management intends to hire qualified and experienced personnel, including additional officers and directors, and specialists, professionals and consulting firms to advise management, as needed; however, there can be no assurance that management will be successful in raising the necessary funds in respect of recruiting, hiring and retaining such qualified individuals and firms.

A significant disruption in our computer systems could adversely affect our operations.

We rely extensively on our computer systems to manage our ordering, pricing, point-of-sale, pharmacy fulfillment, inventory replenishment, customer program, finance and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches, vandalism, natural disasters, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If any of our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss or corruption of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. In addition, we are currently making, and expect to continue to make, substantial investments in our information technology systems and infrastructure, some of which are significant. Upgrades involve replacing existing systems with successor systems, making changes to existing systems, or cost-effectively acquiring new systems with new functionality. Implementing new systems carries significant potential risks, including failure to operate as designed, potential loss or corruption of data or information, cost overruns, implementation delays, disruption of operations, and the potential inability to meet business and reporting requirements. While we are aware of inherent risks associated with replacing these systems and believe we are taking reasonable action to mitigate known risks, there can be no assurance that these technology initiatives will be deployed as planned or that they will be timely implemented without disruption to our operations.

We plan to implement an aggressive growth strategy, which could increase the risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased product development and marketing. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, market value-added products effectively to independent pharmacies, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, there are no assurances that we will be able to achieve our targets for sales growth, or that our operations will be successful or achieve anticipated operating results.

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We rely on third party contracts.

We depend on others to provide products and services to us. We do not manufacture pharmaceuticals and we do not sell pharmaceuticals to the end consumer. We do not control these wholesalers, suppliers and purchasers and, although our arrangements with them will be terminable or of limited length, a change may be difficult to implement. At this time, we have a working relationship with over 25 wholesalers and the nation’s largest buying group. Although we believe that those entities are satisfied with their business relationship with Trxade, if our buying group and two or three of the wholesalers decided no longer to do business with us, that supplier void would materially and adversely affect our competitiveness in the marketplace.

It may be difficult and costly for us to comply with the extensive government regulations to which our business may be subject.

Our operations are subject to extensive regulation by the U.S. federal and state governments. In addition as we expand our operations, we may also become subject to the regulations of foreign jurisdictions, as well as additional regulations relating to environmental matters, transportation of pharmaceutical products, shipping restrictions, and import and export restrictions.

Further, the enactment of new rules and regulations could adversely affect our business. For example, the Affordable Care Act has the primary goal of reducing the cost of healthcare and providing medical coverage to some of the nation’s 25 million uninsured. Depending on our future enforcement or additional rules and regulations created around it, pharmaceutical pricing controls could be established resulting in substantially reduced margins and limited reimbursement for pharmacies and all other healthcare provider bases. In turn, this may adversely affect our cash flow, profitability, and growth.

We will continue to incur increased costs as a result of being a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

We are an SEC-reporting company. The rules and regulations under the Exchange Act require reporting companies to provide periodic reports with interactive data files, which require that we engage legal, accounting and auditing professionals, and XBRL and EDGAR service providers. The engagement of such services can be costly, and we may continue to incur additional losses, which may adversely affect our ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of being a reporting company, we are required to file periodic and current reports and other information with the SEC and we have adopted policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures.

The additional costs we continue to incur in connection with becoming a reporting company (expected to be several hundred thousand dollars per year) will continue to further stretch our limited capital resources. Due to our limited resources, we have to allocate resources away from other productive uses in order to continue to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to continue to meet our reporting and filing obligations with the SEC as they come due.

Risks Related to Our Common Stock

We are subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

Our stock is defined as a “penny stock” under Rule 3a51-1 of the Exchange Act. In general, a “penny stock” includes securities of companies which are not listed on the principal stock exchanges or NASDAQ and have a bid price in the market of less than $5.00; and companies with net tangible assets of less than $2,000,000 ($5,000,000 if the issuer has been in continuous operation for less than three years), or which has recorded revenues of less than $6,000,000 in the last three years. “Penny stocks” are subject to rule 15g-9, which imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses, or individuals who are officers or directors of the issuer of the securities). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, this rule may adversely affect the ability of broker-dealers to sell our stock, and therefore, may adversely affect the ability of our stockholders to sell stock in the public market.

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The sale of shares by our directors and officers may adversely affect the market price for our shares.

Sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

A significant number of our shares are eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. Most of our common stock is available for resale in the public market, and if sold would increase the supply of our common stock, thereby causing a decrease its price. Some or all of our shares of common stock may be offered from time to time in the open market pursuant to compliance with Rule 144, which sales could have a depressive effect on the market for our shares of common stock. Subject to certain restrictions, a person who has held restricted shares for a period of six months may sell common stock into the market.

The limitation of monetary liability against our directors, officers and employees under Delaware law and the existence of indemnification rights to them may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain a specific provision that limits the liability of our directors for monetary damages to the Company and the Company’s stockholders. We also have contractual indemnification obligations under our employment and engagement agreements with our executive officers and directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against our directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our stockholders.

Because our stock currently trades below $5.00 per share and is quoted on the OTCQB® Marketplace, our stock is considered a “penny stock”, which can adversely affect its liquidity.

As the trading price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our common stock in the secondary market because few brokers or dealers are likely to undertake these compliance activities. Purchasers of our common stock may find it difficult to resell the shares in the secondary market.

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There may not be sufficient liquidity in the market for our securities in order for investors to sell their Shares. The market price of our comment stock may be volatile.

While our common stock is quoted on the OTCQB Tier of the OTC Markets, our common stock is thinly traded and should be considered an illiquid investment. The market price of our common stock will likely be highly volatile, as is the stock market in general, and the market for over the counter quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

The exercise of outstanding warrants, options and shares issued in connection with a joint venture will be dilutive to our existing stockholders.

As of June 6, 2019, we had 33,726,459 shares of our common stock issued and outstanding and the following securities, which are exercisable into shares of our common stock, were outstanding: ● 2,863,475 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.01 to $1.50 per share; ● 2,237,846 shares of our common stock issuable upon the exercise of options with exercise prices ranging from $0.50 per share to $1.61 per share; and ● a maximum total of 14,776,638 shares of our common stock may be issued to PanOptic, subject to PanOptic and SyncHealth meeting all of the revenue covenants, in connection with the Joint Venture (and these shares would be subject to the Shareholders Agreement-for further information please review Exhibit 10.4 to the Current Report on Form 8-K filed January 22, 2019, and other documents referenced therein). The issuance of these shares will be dilutive to our existing stockholders.

FINRA sales practice requirements may also limit a stockholders ability to buy or sell our stock

In addition to the penny stock rules promulgated by the SEC, which are discussed earlier in this section, the rules of the Financial Industry Regulatory Authority, Inc. (FINRA) require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must have reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock or preferred stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock. Any future dividends on common stock will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

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Our directors have the right to authorize the issuance of shares of preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.

If we fail to remain current in our reporting requirements on the OTCQB, where we are publicly quoted, we could be removed from the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies whose shares are quoted for sale on the OTCQB must be reporting issuers under Section 12 of the Exchange Act and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current in our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

The market price for our common stock is particularly volatile, given our status as a relatively unknown company with a small and thinly quoted public float, and lack of profitability, which could lead to wide fluctuations in our share price.

The market for our common stock on the OTCQB will most likely continue to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price would be attributable to a number of factors. First, as noted above, the shares of our common stock will likely be sporadically and/or thinly quoted. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Anti-takeover provisions may impede the acquisition of Trxade.

Certain provisions of the Delaware General Corporation Law (DGCL) have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring Trxade to negotiate with, and to obtain the approval of, our directors, in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of Trxade, including an acquisition in which the stockholders might otherwise receive a premium for their shares. In addition, we can also authorize “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business, brand and reputation with investors may be harmed.

In addition, reporting a material weakness may negatively impact investors’ perception of us. We have allocated, and will continue to allocate, significant additional resources to remedy any deficiencies in our internal control. There can be no assurances that our remedial measures will be successful in curing the any material weakness or that other significant deficiencies or material weaknesses will not arise in the future.

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Our Chief Executive Officer and President are our two largest stockholders and, as a result, they can exert control over us and have actual or potential interests that may diverge from yours.

Suren Ajjarapu, our CEO, and Prashant Patel, our President, beneficially own, in the aggregate, over 78 percent of our common stock. As a result, these stockholders, acting together, will be able to influence many matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, and could deprive our stockholders of an opportunity to receive a premium for their shares of common stock as part of a sale of our company and may affect the market price of our stock.

Further, Mr. Ajjarapu and Mr. Patel may have interests that diverge from those of other holders of our common stock. As a result, Mr. Ajjarapu and Mr. Patel may vote the shares they own or control or otherwise cause us to take actions that may conflict with your best interests as a stockholder, which could adversely affect our results of operations and the trading price of our common stock.

Through this control, Mr. Ajjarapu and Mr. Patel can control our management, affairs and all matters requiring stockholder approval, including the approval of significant corporate transactions, a sale of our company, decisions about our capital structure and the composition of our Board of Directors.

Our stock price could remain volatile.

The price of our common stock may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

●	quarterly variations in our results of operations or those of our competitors;
●	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
●	disruption to our operations or those of other sources critical to our operations;
●	the emergence of new competitors;
●	our ability to develop and market new and enhanced products on a timely basis;
●	seasonal or other variations;
●	commencement of, or our involvement in, litigation;
●	dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;
●	changes in our board or management;
●	adoption of new or different accounting standards;
●	changes in governmental regulations or in the status of our regulatory approvals;
●	changes in earnings estimates or recommendations by securities analysts; and
●	general economic conditions and slow or negative growth of related markets.

The interests of shareholders may be hurt because we can issue Shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

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Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers or directors.

Our Articles of Incorporation at Article IX provide for indemnification as follows: “To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Currently, we are followed by few analysts.

For the foreseeable future, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the Shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution.”

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter bulletin board market which is commonly referred to as the “OTCBB” as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

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Two out of four of our directors are independent directors, and those independent directors serve on the independent audit or compensation committees. We intend to comply with all additional corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors or members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this Prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. Access to information regarding our business and operations will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We are registering these Shares pursuant to registration rights extended to the Selling Shareholders. We are not selling any securities under this Prospectus and we will not receive any of the proceeds from the sale or other disposition by the Selling Shareholders or their transferees of the Shares of common stock covered hereby. We have agreed to pay all costs, expenses and fees relating to registering the Shares of our common stock referenced in this Prospectus. The Selling Shareholders will pay any brokerage commissions or similar charges incurred in connection with the sale or other disposition by them of the Shares covered hereby.

See “Selling Shareholders” and “Plan of Distribution” described below.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will offer the Shares at the prevailing market prices or privately negotiated price. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our articles of incorporation and bylaws. This description is only a summary. You should also refer to our articles of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this Prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with a $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock with a $0.00001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of June 6, 2019, there were 33,726,459 shares of common stock issued and outstanding. The following is a summary of the material provisions of the common stock and preferred stock provided for in our articles of incorporation and bylaws. For additional detail about our capital stock, please refer to our articles of incorporation and bylaws.

Common stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value per share. There are no agreements or outstanding options, warrants or similar rights that entitle their holder to acquire from us any of our equity securities. Holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share pro rata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors of the Company. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value per share, all of which 10,000,000 are undesignated and unissued. We had no preferred shares outstanding at December 31, 2018 or as of the date of this filing.

Under the terms of our articles of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors may designate the powers, designations, preferences, and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation or any series. There are currently no shares of preferred stock outstanding.

Anti-Takeover Effects Under Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

-	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

-	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or

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-	on or after such date, the business combination is approved by our board of directors and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

-	any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above;

-	any sale, transfer, pledge, or other disposition (in one transaction or a series) of 10% or more of the assets of the corporation involving the interested stockholder;

-	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

-	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

-	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders153 amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Listing

Our common stock is traded on the OTCQB Venture Board under the symbol “TRXD”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

We are registering the Shares of common stock issued to the Selling Shareholders to permit the sale and resale of these shares of common stock by the Selling Shareholders from time to time from after the date of this Prospectus.

Each Selling Shareholder may, from time to time, sell any or all of their Shares of common stock covered hereby on the OTC market trading facility on which the Shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, to the extent permitted by law;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

The aggregate proceeds to the Selling Shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock.

In connection with the sale of the Shares of common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such Selling Shareholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each Selling Shareholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

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We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the Selling Shareholders may be entitled to contribution. We may be indemnified by the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this Prospectus, or we may be entitled to contribution.

The Selling Shareholders will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the Selling Shareholders or any other person. We will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this Prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our common stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this Prospectus.

There can be no assurance that any Selling Shareholder will sell any or all of the Shares of common stock we registered on behalf of the Selling Shareholders pursuant to the registration statement of which this Prospectus forms a part.

Once sold under the registration statement of which this Prospectus forms a part, the Shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING SHAREHOLDERS

This Prospectus covers the resale from time to time by the Selling Shareholders identified in the table below of up to 31,949,712 shares of common stock through this Prospectus consisting of (a) 30,209,080 shares held by the Selling Shareholders named in this Prospectus as part of the equity transactions completed in years prior to December 31, 2016 with a stated value of approximately $7,261,000; (b) 1,300,000 shares held by the Selling Shareholders named in this Prospectus, which were issued pursuant to a private placement offering completed during the year ended December 31, 2018 for $800,000 in cash; (c) 423,966 shares issued upon the conversion of a promissory note payable during the month ended February 28, 2019 for a total principal and interest value of $211,983; and (d) 16,666 shares issued upon the conversion of warrants for $166 in cash during the month ending February 28, 2019.

We are registering the shares to permit the Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in “ Plan of Distribution.” As of the date of this Prospectus, there are 33,726,459 shares of our common stock issued and outstanding.

The following table sets forth, as of the date of this Prospectus, the name of each Selling Shareholder, the number and percentage of shares of our common stock beneficially owned by each Selling Shareholder prior to the offering for resale of the shares under this Prospectus, the number of shares of our common stock beneficially owned by each Selling Shareholder that may be offered from time to time under this Prospectus, and the number and percentage of shares of our common stock beneficially owned by the Selling Shareholder after the offering of the shares (assuming all of the offered shares are sold by the Selling Shareholder.

There are no agreements between the Company and any Selling Shareholder pursuant to which the shares subject to this registration statement were issued. None of the Selling Shareholders has ever been an executive officer or director of the Company or has had a material relationship with us at any time within the past three years unless disclosed below and elsewhere in this Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

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Name of Selling Shareholder	Total Shares Owned by Selling Shareholder	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Shareholder After Offering
Surendra Ajjarapu (1)	7,143,750	7,143,750	21.18%	7,143,750
Sandhya Ajjarapu (1)	4,050,000	4,050,000	12.01%	4,050,000
Sandhya Ajjarapu Revocable Trust 2007 (1)	1,275,000	1,275,000	3.78%	1,275,000
Surendra Ajjarapu Revocable Trust 2007 (1)	1,275,000	1,275,000	3.78%	1,275,000
Aware Investment Ltd	500,000	500,000	1.48%	-
Rakesh Bhargava	10,000	10,000	*	-
Ankush Bikkasani Trust	150,000	150,000	*	-
Tej Bikkasani Trust	150,000	150,000	*	-
Derek Bodart	5,000	5,000	*	-
Thomas Breiter	10,000	10,000	*	-
Jayadeva Chowdappa	100,000	100,000	*	-
Mehul Desai	10,000	10,000	*	-
Sanjiv Desai	50,000	50,000	*	-
Nuview IRA Inc. F/b/o Donald Almeida IRA	166,667	166,667	*	-
Barrett Fell	10,000	10,000	*	-
Gibraltar Global Securities Inc.	3,200	3,200	*	-
Annapurna Gundlapalli (2)	16,600	16,600	*	-
Lara Hendrix	10,000	10,000	*	-
J. Stephen Ivey	50,000	50,000	*	-
Smita S Jaswa	5,000	5,000	*	-
Blair Krueger	50,000	50,000	*	-
Steven D Lee	290,000	290,000	*	-
Gail Lynch	5,000	5,000	*	-
Gajan Mahendiran	166,667	166,667	*	-
Sanjay Navadia	50,000	50,000	*	-
Aadil Nathoo	141,322	141,322	*	-
Alan Oak	20,000	20,000	*	-
Sandesh Pandhare	1,500,000	1,500,000	4.45%	1,500,000
Prashant Patel (3)	7,350,000	7,350,000	21.79%	7,350,000
Rina Patel (3)	2,500,000	2,500,000	7.41%	2,500,000
Dilip Patel	17,780	17,780	*	-
Alka Patel	7,500	7,500	*	-
Suresh K Patel	10,000	10,000	*	-
Nitesh Patel	10,000	10,000	*	-
Shilpa Patel	10,000	10,000	*	-
Mukesh Kumar Patel	50,000	50,000	*	-
Pritesh Patel	100,000	100,000	*	-
Punil Patel	25,000	25,000	*	-
Rajiv Patel	50,000	50,000	*	-
Rakesh Patel	50,000	50,000	*	-
Umesh Patel	25,000	25,000	*	-
Snehal Patel	182,988	182,988	*	-
Amit Patel	192,988	192,988	*	-
Patel Trust 2010 (3)	2,400,000	2,400,000	7.12%	2,400,000
Aditi Patidat Living Trust U/A 06/17/08	100,000	100,000	*	-
Mohan Paul	10,000	10,000	*	-
Ranit LLC	1,000,000	1,000,000	2.97%	1,000,000
Lily Roda	250	250	*	-
Siddharth Shah	75,000	75,000	*	-
Manish Shah	100,000	100,000	*	-
Manish Shah	25,000	25,000	*	-
Sydney Shaw	10,000	10,000	*	-
Gerald Slavin	30,000	30,000	*	-
Eugene Smiley	100,000	100,000	*	-
Thomas A Tollette	20,000	20,000	*	-
TPT Investments LLC	125,000	125,000	*	-
Trinity Medical Pharmacy LLC	50,000	50,000	*	-
Kesav Vadrevu (4)	45,000	45,000	*	-
Kiran Vadrevu (5)	20,000	20,000	*	-
Divyasri Voleti	45,000	45,000	*	-

*Less than 1%.

(1)	Mr. Surendra Ajjarapu (also known as Suren Ajjarapu) is the Company’s Chairman of the Board of Directors and our Chief Executive Officer and is considered an affiliate subject to the resale limitations under Rule 144. The following (i) 7,143,750 shares are owned directly by Mr. Ajjarapu, (ii) 4,050,000 shares are owned by Sandhya Ajjarapu, Mr. Ajjarapu’s wife, for whom Mr. Ajjarapu claims beneficial ownership, (iii) 1,275,000 shares are owned by the Surendra Ajjarapu Revocable Trust of 2007, for whom Mr. Ajjarapu claims beneficial ownership as Trustee, and (iv) 1,275,000 shares are owned by the Sandhya Ajjarapu Revocable Trust of 2007, for whom Mr. Ajjarapu claims beneficial ownership as Trustee.

(2)	Mrs. Annapurna Gundlapalli is the mother-in-law of Surendra Ajjarapu. Mr. Ajjarapu disclaims any beneficial ownership of Ms. Gundlapalli’s Shares

(3)	Mr. Prashant Patel is a member of the Company’s Board of Directors and acts our Chief Operating Officer and is considered an affiliate subject to the resale limitations under Rule 144. The following (i) 7,350,000 shares are owned directly by Mr. Patel, (ii) 2,500,000 shares are owned by Rina Patel, Mr. Patel’s wife for whom Mr. Patel claims beneficial ownership, and (iii) 2,400,000 shares are owned by the Patel Trust, for whom Mr. Patel claims beneficial ownership as Trustee.

(4)	Mr. Vadrevu is the brother of Sandhya Ajjarapu, wife of Surendra Ajjarapu. Mr. Ajjarapu disclaims any beneficial ownership of Ms. Gundlapalli’s Shares

(5)	Mrs. Vedrevu is the sister-in-law of Sandhya Ajjarapu, wife of Surendra Ajjarapu. Mr. Ajjarapu disclaims any beneficial ownership of Ms. Gundlapalli’s Shares

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CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our securities as of June 6, 2019 [by (i) each of our named executive officers and directors; (ii) each person known to us who owns beneficially more than 5% of any class of our outstanding equity securities; and (iii) all of our executive officers and directors as a group. The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group had the right to acquire on or within sixty days after June 6, 2019 pursuant to the exercise of vested and exercisable options or warrants. References to options or warrants in the footnotes to the table below include only options or warrants to purchase shares that were exercisable on or within sixty days after June 6, 2019.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage (3)
Directors and Named Executive Officers:
Suren Ajjarapu, Chairman, CEO (4)	13,743,750	40.75%
Prashant Patel, Director, COO, and President (5)	12,250,000	36.32%
Donald G Fell, Director (6)	200,048	*
Howard Doss, CFO (7)	315,281	*
Michael L Peterson, Director (9)	148,798	*
Gajan Mahendiran (8)	2,760,002	8.18%

All executive officers and directors as a Group (five persons)	29,417,879	87.22%
Greater than 5% Stockholders

* Less than one 1%

(1)Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Trxade Group, Inc., 3840 Land O’ Lakes Blvd, Land O’ Lakes, Florida, 34639.

(2)Based on 33,726,459 shares of common stock outstanding on   June 6 , 2019. Does not include shares issuable upon exercise of (i) 1,732,846 stock options currently outstanding, (ii) warrants to purchase 2,863,475 shares of common stock, (iii) 267,154 shares which are reserved for the Company’s 2014 Equity Incentive Plan, none of which shares are issuable within 60 days of the date set forth above.

(3)Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(4)Includes (i) 7,143,750 shares owned directly by Mr. Ajjarapu, (ii) 4,050,000 shares owned by Sandhya Ajjarapu, Mr. Ajjarapu’s wife, for whom Mr. Ajjarapu claims beneficial ownership, (iii) 1,275,000 shares owned by the Surendra Ajjarapu Revocable Trust of 2007, for whom Mr. Ajjarapu claims beneficial ownership as Trustee, and (iv) 1,275,000 shares owned by the Sandhya Ajjarapu Revocable Trust of 2007, for whom Mr. Ajjarapu claims beneficial ownership as Trustee.

(5)Includes (i) 7,350,000 shares owned directly by Mr. Patel, (ii) 2,500,000 shares owned by Rina Patel, Mr. Patel’s wife for whom Mr. Patel claims beneficial ownership, and (iii) 2,400,000 shares owned by the Patel Trust, for whom Mr. Patel claims beneficial ownership as Trustee.

(6) Includes 200,048 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

(7) Includes 315,281 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

(8) Includes 833,334 shares of common stock of the Company and warrants to purchase 1,926,668 shares of common stock at an exercise price of $0.01 per share that are exercisable within 60 days of the applicable date above, and which are held jointly with Mr. Mahendiran’ s wife, Amudha Mahendiran, as tenants by entirety.

(9) Includes 148,798 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

There are no current arrangements among any of the foregoing persons which would result in a change in control.

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DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

PLAN OF DISTRIBUTION

There is no actively traded public market for our common stock. Although our common shares are quoted for sale on the OTCQB, our common stock is mostly held by just a few shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. While we successfully identified and engaged a market maker to file an application with FINRA on our behalf, hence we are able to quote our shares of common stock on the OTCQB maintained by OTC Markets, Inc. and administered by FINRA. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading on any market above the OTC.

The trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered. No officers or directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the Shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker-dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where this Offering will be sold.

Any purchaser of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the Shares other than commissions or discounts of underwriters, broker-dealers or agents, if any.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The trading of our securities occurs in the over-the-counter markets which are commonly referred to as the OTCQB as maintained by OTC Markets, Inc. and administered by FINRA (if and when quoting thereon has occurred). As a result, a purchaser of our securities may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities. The Over-the-Counter Bulletin Board (the “OTCBB”) is maintained and owned by FINRA. OTCQB is maintained and owned by OTC Markets, Inc.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the shares of the common stock purchased by the investor pursuant to this Offering. We have based this summary upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, as amended (the “Treasury Regulations”), administrative rulings and pronouncements and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and are subject to change, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation.

This summary assumes that a beneficial owner will hold the shares of the common stock, as the case may be, as capital assets within the meaning of section 1221 of the Code. This summary does not address the tax consequences arising under the laws of any state or local jurisdiction or non-U.S. jurisdiction or any other U.S. federal tax consequences, such as estate and gift tax consequences. In addition, this summary does not address all tax considerations that might be applicable to your particular circumstances (such as the alternative minimum tax provisions of the Code), or to certain types of holders subject to special tax rules, including, without limitation, partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting for federal income tax purposes, persons that hold shares of the common stock as part of a “straddle”, a “hedge”, a “conversion transaction” or other arrangement involving more than one position, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar and certain former citizens or permanent residents of the United States.

If a partnership holds the shares of the common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the shares of the common stock, you should consult your tax advisor.

If you are considering the purchase of the shares of the common stock, you should consult your own tax advisor concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

As used in this discussion, a “U.S. Holder” is a beneficial owner of the shares of the common stock that is not a partnership or entity treated as a partnership for U.S. federal income tax purposes and is:

-	an individual who is a citizen or resident of the United States;
-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
-	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
-	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of Shares of the common stock that is neither a U.S. Holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine U.S. federal, state, local and other tax consequences that may be relevant to them.

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THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS, AND ANY APPLICABLE TAX TREATIES.

Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the stock to which such distribution relates, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares of stock to which the distribution relates, such distributions will generally be treated as the sale or exchange of such stock, resulting in capital gain. In addition, a corporate U.S. Holder will not be entitled to the dividends-received deduction on this portion of a distribution.

Any distribution not constituting a dividend will be treated for U.S. federal income tax purposes as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock (with a corresponding reduction to such basis), and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain from the sale or other disposition of the common stock. Generally, any distribution to a Non-U.S. Holder that is a dividend for U.S. federal income tax purposes and that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the Unites States, as described below, will be subject to U.S. federal withholding tax at a rate of 30% percent of the gross amount of the dividend, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate.

We will notify all of our U.S. and non-U.S. holders of our shares after the close of each taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, qualified dividend income and non-dividend distributions, if any. Each investor should consult the investor’s individual or corporate tax advisor.

LEGAL COUNSEL MATTERS

The validity of our common stock offering hereby will be passed upon by Krueger LLP, La Jolla and Los Angeles, California.

EXPERTS

The audited consolidated financial statements of Trxade Group, Inc. and its subsidiaries as of December 31, 2018 and 2017, and for the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated in this Prospectus have been audited by MaloneBailey LLP, Houston, Texas, independent registered public accounting firm, as stated in their report date dated March 22, 2019 which is incorporated herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The information for the interim period ended March 31, 2019 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

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BUSINESS

The following discussion should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this Form S-1.

Overview

We have designed and developed, and now own and operate, a business-to-business, web-based marketplace focused on the pharmaceutical industry in the United States. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities on a web-based platform.

CORPORATE HISTORY

Background of XCEL

Our Company was incorporated in Delaware on July 15, 2005 as “Bluebird Exploration Company” (“Bluebird”). Bluebird was originally formed to engage in the exploitation of mineral properties. In December 2008, Bluebird changed its name to “Xcellink International, Inc.” (“XCEL”), and subsequently announced that its business plan was being expanded to include the development and marketing of platform-independent customer-centric payment systems and methodologies. XCEL was unable to raise the funds necessary to implement its business strategy, never generated any revenue and was a reporting as a “shell” corporation. On January 9, 2014, Trxade Group, Inc., a privately held Nevada corporation, merged with and into XCEL, and XCEL changed its name to “Trxade Group, Inc.” XCEL’s shares traded on the OTCBB market until early 2010.

Background of Trxade

PharmaCycle LLC, a Nevada limited liability company (“PharmaCycle”), was formed in August 2010 by Prashant Patel to serve as a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services. In January 2013, PharmaCycle converted into a Florida corporation and changed its name to Trxade, Inc. (“Trxade Florida”). In May 2013, Trxade Florida created a new wholly\-owned subsidiary, Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”). Trxade Nevada acquired Trxade Florida pursuant to a reverse triangular merger, resulting in Trxade Florida becoming a wholly owned subsidiary of Trxade Nevada (the “Nevada-Florida Merger”). The sole purpose of the Nevada-Florida Merger was to provide for a holding company to own Trxade Florida, the operating company. At all times, up to the Nevada-Florida Merger, Trxade Florida was capitalized exclusively by cash capital contributions from Messrs. Suren Ajjarapu and Patel. Immediately following the Nevada-Florida Merger, Messrs. Ajjarapu and Patel collectively owned 99% of Trxade Nevada. After the Nevada-Florida Merger (but prior to the merger with XCEL), Trxade Nevada raised $670,000 through the sale of its preferred stock in private placements made to third party investors.

Reverse Merger with Trxade

On September 26, 2008, Mark Fingarson, the former President, sole Director and controlling shareholder of XCEL, sold 80,000,000 shares of XCEL to XCEL’s then attorney, Ron McIntyre. On November 22, 2013, Trxade Nevada acquired Mr. McIntyre’s controlling interest of 80,000,000 shares in XCEL pursuant to a Purchase and Sale Agreement dated November 7, 2013. At the time of the sale, XCEL had 104,160,000 shares of common stock issued and outstanding, including the 80,000,000 shares of stock acquired by Trxade Nevada.

On December 16, 2013, Trxade Nevada and XCEL entered into a definitive merger agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of Trxade Nevada with and into XCEL, with XCEL as the surviving corporation. The Merger closed on January 8, 2014. Under the terms of the Merger Agreement, we amended our articles of incorporation changed our name to “Trxade Group, Inc.,” and changed our trading symbol to XCEL.PK. On February 13, 2014, an additional 600,000 shares of our common stock (on a post-reverse split basis) were issued pursuant to the conversion of $19,333 in aggregate principal amount of our outstanding promissory notes.

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Recapitalization of Common Stock by a Reverse Split and Increase of Authorized Shares of Stock

We also reversed our issued and outstanding stock at the ratio of one thousand-for-one (1,000:1) shares effective upon the closing of the Merger (the “Reverse Split”). In connection with the Reverse Split, 104,160,000 outstanding shares of our common stock, including the 80,000,000 shares held by Trxade Nevada, converted into 104,160 shares of common stock. As a result of the Merger, Trxade Nevada Shareholders holding 28,800,000 shares of common stock and 670,000 shares of Series A Preferred Stock converted their shares on a one-to-one basis into 28,800,000 shares of our common stock and 670,000 shares of our Series A Preferred Stock, for an aggregate total of 29,470,000 shares. Further, 600,000 shares of our common stock (on a post- Reverse Split basis) were issued following the Merger in connection with the conversion of our promissory notes. The 80,000,000 pre-Merger shares held by Trxade Nevada, which amounted to 80,000 shares after the Reverse Split, reverted to treasury stock of the Company.

On June 11, 2015, pursuant to our Second Amended and Restated Certification of Incorporation, we decreased the authorized shares of our common stock from 500,000,000 to 100,000,000 and decreased the authorized shares of our Preferred Stock from 100,000,000 to 10,000,000. The Company is currently authorized to issue 100,000,000 shares of common stock with $0.00001 par value per share and 10,000,000 shares of preferred stock, $0.00001 par value per share.

Subsidiaries

We own 100% of Trxade, Inc. This subsidiary is included in our attached consolidated financial statements and is engaged in the same line of business as Trxade. Trxade Florida is a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

We own 100% of Integra Pharma Solutions, LLC, (formerly Pinnacle Tek, Inc., a Florida corporation) founded by Mr. Ajjarapu in 2011 (“INTEGRA”). Until the end of 2016, INTEGRA served as our technology consultant provider, but we discontinued that line of business in 2016. We now intend that INTEGRA serve as our logistics company for pharmaceutical distribution.

We own 100% of Community Specialty Pharmacy, LLC, an independent retail specialty pharmacy with a focus on specialty medications.

We own 100% of Alliance Pharma Solutions, LLC, a Florida limited liability company, which was founded in January 2018 (“Alliance”). Alliance currently owns 30% (with the option to acquire more) of SyncHealth MSO, LLC as part of a joint venture enabling independent retail pharmacies to better compete with large national pharmacies on pricing, distribution and logistics. Under our joint venture arraignment, we have the option to acquire 100% of SyncHealth MSO, LLC. For further information, please consult the Current Report on Form 8-K filed January 22, 2019 and referenced herein as Exhibits 10.2-10.7.

Sale of Westminster

We also owned 100 percent of Westminster Pharmaceuticals LLC, a Delaware limited liability company (“Westminster”), from 2015 through December 31, 2016. Trxade Florida formed Westminster in January 2013 as its wholly-owned subsidiary. This licensed subsidiary is included in our attached financial statements and provides state-licensed pharmacies and buying groups in the United States with pharmaceuticals approved by the United States Food and Drug Administration (the “FDA”). In late 2015 and early 2016, Westminster entered into multiple supply contracts with wholesale manufacturers of generic pharmaceuticals to begin selling Westminster private label generic pharmaceuticals to our customers.

In December 2016, based on our management’s strategic review of our portfolio of businesses, we committed to a plan to sell our private label generic pharmaceutical businesses. On December 31, 2016, we entered into and consummated the sale of 100% of our equity interests in Westminster, and, in connection with the sale, we exited the private label generic pharmaceuticals business line. We sold Westminster in exchange for (a) the buyer’s cancellation of $1,500,000 of indebtedness owed by us under a senior secured note, (b) our issuance of warrants to the buyer to purchase 1,500,000 shares of our common stock (the “Warrants”), and (c) the buyer’s assumption of various contracts and obligations of Westminster. We issued the Warrants to the buyer at a strike price of $0.01 per share. The Warrants have an expiration date of five years from date of grant under the term and conditions of our warrant agreement with the buyer

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The Westminster sale is considered a discontinued operation and, as a result, all consolidated financial statements in this Form S-1 have been adjusted accordingly to reflect this financial statement presentation.

Acquisition of Community Specialty Pharmacy, LLC

On October 15, 2018, the Company entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note issued by the Company of $300,000 (see Note 4), and warrants to purchase 405,507 shares of the common stock of the Company which vested at the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to exercise restrictions which lapse over a period of three (3) years. See Note 12 of the Notes to Consolidated Financial Statements for information concerning the Community Specialty Pharmacy, LLC acquisition and our Current Report on Form 8-K on October 17, 2018 and an Amended Report on Current Form 8-K filed on December 28, 2018.

SyncHealth MSO, LLC Joint Venture

On January 17, 2019, the Company and Alliance Pharma Solutions, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (hereafter “Alliance,” with Alliance and Trxade referred to collectively herein as the “Trxade Parties”), entered into a transaction effective as of 1 January 17, 2019 with PanOptic Health, LLC, a Delaware limited liability company (“PanOptic”), to create a new entity, SyncHealth MSO, LLC (“SyncHealth”) to enable independent retail pharmacies to better compete with large national pharmacies on pricing, distribution and logistics. SyncHealth MSO, LLC. See Note 13 of the Notes to Consolidated Financial Statements for information concerning the SyncHealth MSO Joint Venture and our Current Report on Form 8-K filed on January 22, 2019.

BUSINESS OF TRXADE

Our Principal Products and Services and their Markets.

Trxade.com is a web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies and large pharmaceutical suppliers nationally. Our marketplace has hundreds of suppliers providing over 20,000 branded and generic drugs available for purchase by pharmacists. We already serve over 10,000 independent pharmacies. access to Trxade’s proprietary pharmaceutical database, data analytics regarding medication pricing, and manufacturer return policies. We generate revenue from these services by charging a transaction fee to the seller of the products for sales conducted via the Trxade platform. The buyers do not bear the cost of transaction fees for the purchases that they make, nor do they pay a fee to join or register with our platform. Substantially all of our revenues during the years ended December 31, 2018, and 2017, were from platform revenue generated on www.Trxade.com. For additional information, please visit us at http://www.trxadegroup.com, http://www.trxade.com, http://www.delivmeds.com, and https://www.trxademso.com.

Status of any publicly announced new products or services.

We have a number of products and services still in development, which are described below.

InventoryRx.com. InventoryRx, launched in the first quarter of 2014, is a web-based pharmaceutical exchange platform where wholesalers can buy and sell pharmaceuticals or over-the-counter medications with each other in a systematized online sales platform. The site offers these trading partners greater product availability and pricing transparency. The site may also substantially improve our customers buying efficiency and lower their cost of goods on a continuous basis. This product is built into the Trxade.com platform and, accordingly, we have not generated any independent revenue from this product.

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Pharmabayonline. We formed Pharmabayonline to provide proprietary pharmaceutical data analytics and governmental reimbursement benchmarks analysis to United States-based independent pharmacies and pharmaceutical databases.

RxGuru. Our RxGuru application was launched in the first quarter of 2014 and underscores our commitment to deliver timely information to our customers at the moment before purchase. Our industry leading price prediction model “RxGuru” integrates product insight into pharmacy acquisition benchmarks (“PAC”) to ascertain trends and pricing variances which result in significant purchasing opportunities. “RX Guru” helps to predict prices and affords our members an opportunity continuously to benefit from real price purchasing opportunities that are often concealed from the rest of the industry. This product is built into the Trxade.com platform and, accordingly, this application works in conjunction with the Trxade platform but, to date, has not generated any independent revenue.

Integra Pharma Solutions, LLC. INTEGRA is intended to serve as our logistics company for pharmaceutical distribution and has limited operations and revenue at this time.

Community Specialty Pharmacy, LLC. We acquired Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), on October 15, 2018. CSP is an accredited pharmacy located in St. Petersburg, Florida. CSP has a focus on specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience. See Note 12 of the Notes to Consolidated Financial Statements for information concerning the business combination and our Current Report on Form 8-K filed on December 28, 2018.

Delivmeds.com. Delivmeds.com was launched in late 2018 as a consumer-based app to provide delivery of pharmaceutical products associated with Alliance Pharma Solutions, LLC. To date, we have not generated any revenue from this product.

Trxademso. Trxademso was launched early 2019 as part of the, SyncHealth MSO, LLC joint venture to assist independent retail pharmacies to compete better with large national pharmacies on pricing, distribution and logistics. To date, we have not generated any revenue from this product.

All our product offerings are focused on the United States markets. Some products are restricted just to certain states, depending upon the various applicable state regulations and guidelines pertaining to pharmaceuticals, particularly, and drug businesses, generally. Our services are distributed through our online platform.

Discontinued Operations.

Westminster Pharmaceuticals.

Westminster bought FDA-approved prescription medications from licensed pharmaceutical wholesalers and manufacturers from 2015 until 2016. Westminster stored these products at a licensed logistics location in Olive Brach, Mississippi until they were ready for delivery to Westminster’s customers once sold. In late 2015 and early 2016, Westminster entered into multiple supply contracts with wholesale manufacturers of generic pharmaceuticals to begin selling Westminster private label generic pharmaceuticals to its customers. Westminster generated very limited revenue from the sale of its private label products. This business line was not profitable for the Company, and we sold Westminster in December 2016, thus concluding the Company’s exit from the private label generic pharmaceuticals business.

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The Pharmaceutical Industry

According to the 2013-14 Economic Report on Retail, Mail, and Specialty Pharmacies by Adam J. Fein, Ph.D. (the “Fein Report”), United States pharmaceutical companies comprise a burgeoning $330 billion industry consisting of over 65,000 pharmacy facilities and 700 DEA-registered (and 1,500 State-licensed) suppliers. Management believes that few platforms currently in place to bring these participants together to share market knowledge, product pricing transparency and product availability. According to this, the pharmaceutical market is comprised primarily of three wholesalers that control an estimated approximately 92% of the market. Our management believes that this concentration has, over the years, led to a lack of price and cost transparency, thereby resulting in severe limitations on the purchasing choices of industry participants. These market dynamics have enabled these large wholesalers (McKesson, Cardinal Health and AmerisourceBergen), known as ADR distributors, to dominate the industry with respect to both generic and brand pharmaceuticals. The increasing concentration of generic medications (ANDA or Abbreviated New Drug Application), however, with many more expected to go to market in the near future (approximately $80 billion branded medications will lose their patent protection within the next ten years), have enabled smaller suppliers’ access to an increasing number of medications at highly discounted prices. The market is slowly changing towards one where medications will become a commoditized and influenced by price rather than the business relationships imposed by the dominant participants of the past.

To fuel this change, insurance companies (Pharmacy Benefits Management (“PBM”) and private health payers) and the federal government have recently initiated lower medication reimbursement payments to healthcare providers. We believe that pharmacies in due course will face increasing pressure to source medications as inexpensively as possible and improve operational efficiency. Trxade seeks to be in the forefront of solving these transparency and pricing concerns by providing independent, retail pharmacies with real-time, pharmacy acquisition cost (“PAC”) benchmarks to the National Drug Code (the “NDC”) standard. The NDC mark is a unique product identifier used in the United States for drugs intended for human use.

Competitive Business Conditions, Our competitive position in our Industry, and our Methods of Competition.

We expect to face competition from the three large ADR distributors (McKesson, Cardinal Health & AmerisourceBergen), other pharmaceutical distributors, buying groups, software products, and other start-up companies. Most of our competitors’ operations have substantially greater financial- and manufacturer-backed resources, longer operating histories, greater name recognition, and more established relationships in the industry.

Other Start-up Companies.

We have identified start-ups that provide for supplier-pharmacy trading such as PharmaBid, RxCherrypick, PharmSaver, MatchRx and GenericBid, and provide web-based services similar to ours, allowing pharmacies to buy from several suppliers. Trxade differentiates itself from these exchanges by providing our pharmacies with both brand and generic pharmaceutical products. Additional companies target “direct-to-consumer” pharmacy deliveries, including Amazon.com’s PillPack, Capsule and GetRoman.com.

Buying Groups.

Buying Groups provide discounted prices to their members by negotiating better pricing with one primary wholesaler, while charging administrative fees generally ranging from 3 to 5 percent. Some Buying Groups are structured like co-operatives (such as the IPC and API) and offer their members monthly or quarterly rebates. Although they can function well to bring pricing competition to the industry, they often offer rebates only after the purchase. Management does not believe Buying Groups will provide long-term savings to customers with this model given the increased transparency and competition in the industry.

Pharmaceutical Software.

Some pharmaceutical software companies compete with us to varying degrees at different levels. SureCost, for example, provides inventory management software enabling pharmacies to comply with primary supplier contracts. This software is fee-based and requires training.

Pharmacies may be reluctant to buy pharmaceuticals on the internet due to the historical negativity and uncertainty with respect to the origin and purity of drugs purchased off the web. Trxade management believes that as we continue to develop our brand, our customer base, and our vast product offerings, we will gain the trust of the market and overcome the negativity associated with purchasing via a pharmaceutical online marketplace.

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One advantage that we believe we have over our competition is our ability to be flexible and fast moving in adjusting our business model to address the needs of our customer base. Trxade started by offering pharmacies a reverse auction model to enhance savings on the purchase of their pharmaceuticals. Customer feedback suggested that pharmacies prefer a more “buy now” format, which we implemented. This resulted in a “one-stop-one-search” platform to buy quality pharmaceuticals for less and a data-rich platform to help pharmacies overcome the complexities related to supply chain purchasing.

Sources and Availability of Raw Materials; Principal Suppliers.

Trxade is a web-based technology platform. Because we are not a manufacturing company, we do not need any raw materials. Our module on the platform is drug supplier-to-retailer. We bring buyers and sellers together on this platform. Our suppliers include National Apothecary Solutions, Integral RX, and South Pointe Wholesale, Inc.

Dependence on One or More Major Customers.

As of the date of this S-1, we have over 10,000 independent pharmacies and over 30 pharmaceutical suppliers as customers, with a market potential of approximately 24,000 independent pharmacies and 1,500 regional and local suppliers. We have a working relationship with over 25 wholesalers and the nation’s largest buying group. Although we believe those entities are satisfied with their business relationship with Trxade, if our buying group and two or three of the largest wholesalers decided no longer to do business with Trxade, the resulting supplier void would materially and adversely affect our competitiveness in the marketplace.

Intellectual Property.

Although we believe that our name and brand are protected by applicable state common law trademark laws, we do not currently have any registered trademarks, patents, concessions, licenses, royalty agreements, or franchises other than Trxade (and pending trademarks on RxGuru and our pharmaceutical pricing benchmarks, PAC). Our business operates under a proprietary software system which includes trade secrets within our database, business practices and pricing model.

Need for Government Approval of Products and Services.

We are required to hold business licenses and to follow applicable state and federal government regulations detailed herein. In October 2018, we acquired Community Specialty Pharmacy, LLC, an accredited independent retail pharmacy with a focus on specialty medications, which requires state approval, which we have obtained.

Effect of Existing or Probable Government Regulations on the Business.

Federal Drug Administration Guidelines

On April 12, 1988, President Ronald Reagan signed into law the Prescription Drug Marketing Act of 1987 (PDMA), setting the baseline for wholesale distribution regulations. The final regulations were published in 1999, establishing the minimum wholesale distribution requirements for state licensure. With the intent to prevent the introduction and retail sale of substandard, ineffective, or counterfeit drugs into the distribution system, state licensing systems moved to update their standards to match those provided federally as guided under FDA’s Guidelines for State Licensing of Wholesale Prescription Drug Distributors (21 CFR 205). PDMA established minimum federal pedigree requirements to trace the ownership of prescription drugs through the supply chain. The principal goal of the PDMA was to further secure the nation’s drug supply from counterfeit and substandard prescription drugs. The law establishes two types of distributors: “Authorized distributor[s] of record” or ADRs; and “Unauthorized distributor[s],” such as wholesalers. The pedigree requirement was to require each person engaged in the wholesale distribution of a prescription drug in interstate commerce, who is not the manufacturer or an authorized distributor of record for that drug, to provide a pedigree to the recipient. After meeting resistance from various stakeholders, the FDA delayed the effective date of the regulations several times, until final implementation in December 2006.

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At the federal level the implementation of the track and trace legislation by 2018 will require the use of pharmaceutical pedigree to track the movement of pharmaceuticals along the supply chain. The costs of complying with this new legislation may be too burdensome for many of the smaller suppliers.

State Drug Administration Guidelines

There are a number of national and state-wide regulations that have an effect on our business. All drug wholesalers must be licensed under state licensing systems, which must in turn meet the FDA guidelines under State Licensing of Wholesale Prescription Drug Distributors (21 CFR Part 205). The regulations set forth minimum requirements for prescription drug storage and security as well as for the treatment of returned, damaged, and outdated prescription drugs. Further, wholesale drug distributors must establish and maintain inventories and records of all transactions regarding the receipt and distribution of prescription drugs and make these available for inspection and copying by authorized federal, state, or local law enforcement officials. In most states, wholesale distributor licenses are issued by the State Boards of Pharmacy and require periodic renewal. Approximately 40 states also require out-of-state wholesalers that distribute drugs within their borders to be licensed as well.

California, Florida, Nevada, New Mexico and Indiana define the normal distribution channel to not include the lateral sales of pharmaceuticals between wholesalers. The new Supply Chain Act, part of the Quality Drug Act, which was signed into federal law in December 2013, precludes all states from restricting, investigating or inspecting the distribution channel and transactional history. Until the federal government provides guidelines for the new federal law, no state regulation or guideline exists.

The warehousing of pharmaceuticals is also restricted and requires additional state licenses. Some licenses require bonds and written exams and may take some time to approve. Currently, Westminster Pharmaceuticals, our wholesale distributor, asks for formal pedigrees from the ADR wholesalers and provides pedigrees to those entities they sell to in the marketplace. This requirement limits liability and provides assurance if a recall is warranted that Trxade and its participants will receive value for the commodity.

Research and Development.

During the last two fiscal years, Trxade.com, InventoryRx.com, Pharmabayonline and RxGuru have been developed as proprietary software. For the years ended December 31, 2018 and 2017, $949,948 and $863,324, respectively, was spent by the company in technology activities, these were included in General and Administrative expenses. None of these expenses were borne directly by customers.

Cost of Compliance with Environmental Laws.

Our operations are subject to regulations under various federal, state, local and foreign laws concerning the environment, including laws addressing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes, and the cleanup of contaminated sites. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions and third-party damage or personal injury claims, if in the future we were to violate or become liable under environmental laws. We are not aware of any costs or effects of our compliance with environmental laws.

Employees

Currently, we have 31 full time employees and 1 part time employee. We also utilize numerous outside consultants. Our future success will depend partially on our ability to attract, retain and motivate qualified personnel. We are not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. We consider our relations with our employees to be satisfactory.

Seasonality

Our business is not directly affected by seasonal fluctuations but is affected indirectly by the fall and winter flu season, to the extent it leads to in increased demand for certain generic pharmaceuticals.

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Available Information

We are subject to the information and reporting requirements of the 1934 Securities Exchange Act (the “Exchange Act”), under which we file periodic reports, proxy and information statements and other information with the United States Securities and Exchange Commission, or (the “SEC”). Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

Financial and other information about Trxade Group, Inc. is available on our website (www.traxadegroup.com). Information on our website is not incorporated by reference into this report. We make available on our website, free of charge, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC.

PROPERTIES

Description of Property

We do not own any real property. We entered into a new lease for our office space at 3840 Land O’ Lakes Blvd, Land O’Lakes, Florida 34639 from January 1, 2018 for approximately $100,000 per year under a three-year lease agreement, occupying approximately 6,300 square feet. We entered into a lease for Integra Pharma Solutions, LLC at 6308 Benjamin Road, Tampa, Florida 33634 from October 17, 2018 for approximately $42,000 per year under a five-year lease agreement, occupying approximately 6,300. We believe our current and future facilities are adequate for our current and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities.

Legal Proceedings

In the ordinary course of business, we may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We believe the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Holders

According to the records of our transfer agent, as of June 6, 2019, there were approximately 67 holders of record of our common stock, not including any persons who hold their stock in “street name.”

Market Information

Since June 2014, our common stock has been quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc. under the symbol “TRXD” after filing a Form 10 Registration Statement. Prior to June 2014 , our stock traded on the Pink Sheets national quotation system on the Over-the-Counter Quotation Board (the “OTCQB”) administered by the OTC Markets Group, Inc. (the “OTC”) after filing a Form SB-2 Registration Statement in 2007. Our common stock trades on a limited and sporadic basis and should not be deemed to constitute an established public trading market. There is no assurance that there will be liquidity in the common stock.

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The following table sets forth the high and low bid price for each quarter within the fiscal years ended December 31, 2018 and 2017 and the first quarter ended March 31, 2019. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year	Period	Bid Prices High	Bid Prices Low
2017	First Quarter	$.45	$.25
	Second Quarter	$.45	$.25
	Third Quarter	$.45	$.40
	Fourth Quarter	$.72	$.22
2018	First Quarter	$.50	$.22
	Second Quarter	$.55	$.31
	Third Quarter	$.60	$.42
	Fourth Quarter	$.42	$.22
2019	First Quarter	$.51	$.31

The Securities Enforcement and Penny Stock Reform Act of 1990 requires an additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Dividends

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short-term and long-term cash availability, working capital, working capital needs, and other factors as determined by our Board of Directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $0.00001 par value per share. Holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share pro rata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors of the Company. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value per share, all of which the 10,000,000 are undesignated and unissued. The Company had no preferred shares outstanding at December 31, 2018 or as of the date of this filing.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2018, with respect to our compensation plans under which common stock is authorized for issuance.

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EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)
Equity compensation plans approved by stockholders (1)	1,732,846	1.19	267,154	(2)
Equity compensation plans not approved by stockholders (3)	-	-	-
Total	1,732,846	1.19	267,154

(1)	Consists of (i) options to purchase 1,357,846 shares of common stock issued and outstanding under the Trxade Group, Inc. 2014 Equity Incentive Plan, (ii) options to purchase 375,000 shares of common stock issued and outstanding under the Trxade Group, Inc. 2013 Equity Incentive Plan.

(2)	Consists of 2,000,000 shares of common stock reserved and available for issuance under the Trxade Group, Inc. 2014 Equity Incentive Plan. 1,732,846 have been issued and 267,154 are available for issuance at December 31, 2018

(3)	Consists of (i) warrants to purchase 435,000 shares of common stock granted by Trxade Group, Inc., and our predecessor in interest to consultants in October 2013. These warrants expired during October 2018.

Stock Transfer Agent

Our transfer agent is Action Stock Transfer Corp., 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121.

Repurchase of Securities

We did not purchase any shares of our common stock during the year ended December 31, 2018.

Selected Financial Data

Not applicable to a “smaller reporting company” as defined in Item 10(f)(1) of SEC Regulation S-K.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Overview. Discussion of our business and overall analysis of financial and other highlights affecting us, to provide context for the remainder of MD&A.

●	Liquidity and Capital Resources. An analysis of changes in our balance sheets and cash flows and discussion of our financial condition.

●	Results of Operations. An analysis of our financial results comparing the twelve months ended December 31, 2018 and 2017 and three month periods March 31, 2019 and 2018.

●	Critical Accounting Policies. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

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The following discussion should be read in conjunction with our consolidated financial statements and accompanying notes included elsewhere in this report. The following discussion contains forward-looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this Report, particularly under “Part I, Item 1A. Risk Factors,” and in other reports we file with the SEC. All references to years relate to the calendar year ended December 31 of the particular year. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Report.

The following discussion is based upon our Consolidated Financial Statements included elsewhere in this report, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. In the course of operating our business, we routinely make decisions as to the timing of the payment of invoices, the collection of receivables, the shipment of products, the fulfillment of orders, the purchase of supplies, and the building of inventory, among other matters. Each of these decisions has some impact on the financial results for any given period. In making these decisions, we consider various factors including contractual obligations, customer satisfaction, competition, internal and external financial targets and expectations, and financial planning objectives. On an on-going basis, we evaluate our estimates, including those related to sales returns, pricing credits, warranty costs, allowance for doubtful accounts, impairment of long-term assets, especially goodwill and intangible assets, contract manufacturer exposures for carrying and obsolete material charges, assumptions used in the valuation of stock-based compensation, and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Company Overview

We have designed and developed, and now own and operate, a business-to-business, web-based marketplace focused on the United States pharmaceutical industry. Our core service brings the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

We began operations under Trxade Nevada in August of 2010 and spent over two years creating and enhancing our web-based services. Our services provide enhanced pricing transparency, purchasing capabilities and other value-added services on a single platform to focus on serving the nation’s approximately 24,000 independent pharmacies with an annual purchasing power of $96 billion. Our national supplier partners are able to fulfill orders on our platform immediately and provide the pharmacy with cost saving payment terms and next day delivery capabilities in unrestrictive states under the Model State Pharmacy Act and Model Rules of the National Association of Boards of Pharmacy (Model Act). We expanded rapidly since 2015 and now have over 10,000 registered pharmacy members purchasing on our platform.

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In December 2013, we launched a second service to help pharmaceutical distributors better source their pharmaceutical needs within a highly structured single platform. This solution is designed to help purchasers overcome pharmaceutical supply issues as a means to control costs on drugs with volatile pricing and to help buyers make better purchasing choices based on their needs. Additionally, we built and, in February 2014, launched, a new desktop application, named RxGuru, to bring product information on a just in time basis to our member base. Our pharmacy members should benefit from this application by gaining advanced data analytics at point of purchase and patient care. RxGuru has been upgraded to continue the benefit to the pharmacies.

In 2015 and 2016, through Westminster Pharmaceuticals, LLC, our wholly-owned subsidiary and distribution division, we launched a private label pharmaceutical product program and entered into various supply contracts with pharmaceutical manufactures to supply Westminster with generic pharmaceutical products on a private label basis to sell to our customers. In connection with this expansion, Westminster received significant funding in late 2015 and early 2016. Westminster was not profitable and in December 2016 we sold this division and exited the private label distribution business.

In October 2018, we acquired 100 percent of Community Specialty Pharmacy, LLC. CSP is an accredited independent retail pharmacy with a focus on specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience. The business plan is to continue this pharmacy model.

In late 2018, we launched Delivmeds.com, a consumer based app to provide delivery of pharmaceutical products operating as part of Alliance Pharma Solutions, LLC. In early 2019 we launched Trxademso.com, as part of the, SyncHealth MSO, LLC joint venture to assist independent retail pharmacies to better compete with large national pharmacies on pricing, distribution and logistics. To date, we have not generated any revenue from these products.

Company Organization

Trxade Group, Inc. owns 100 percent of Trxade, Inc., and Integra Pharma Solutions, LLC (formerly Pinnacle Tek, Inc.), Alliance Pharma Solutions, LLC, and Community Specialty Pharmacy, LLC. The reverse subsidiary merger of Trxade, Inc. and Trxade Group, Inc. occurred in July 2013. INTEGRA was merged through a subsidiary with Trxade Group, Inc. in July 2013. We acquired 100 percent of Community Specialty Pharmacy, LLC, in October 2018. Alliance Pharma Solutions, LLC was formed in January 2018 and our 30 percent owned joint venture, SyncHealth MSO, LLC, was formed in January 2019. The Company also owned 100 percent of Westminster, which was formed in January 2013, until this division was sold in December 2016. Trxade, is a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Inactive or discontinued segments:

Westminster provided state licensed pharmacies and other buying groups with FDA-approved pharmaceuticals under a private label program. This division was sold in December 2016.

Liquidity and Capital Resources As Of and For The Year Ended December 31, 2018

Cash and Cash Equivalents

Cash and cash equivalents were $869,557 at December 31, 2018. We expect that our future available capital resources will consist primarily of cash generated from operations, remaining cash balances, borrowings, and any additional funds raised through sales of debt and/or equity.

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Liquidity

Cash and cash equivalents, current assets, current liabilities, short term debt and working capital at the end of each period were as follows:

	December 31, 2018	December 31, 2017
Cash	$869,557	$183,914
Current assets (excluding cash and cash equivalents)	596,520	423,562
Current liabilities (excluding short term debt)	538,867	263,045
Short term debt	321,500	262,312
Working Capital	605,710	82,119

Our principal sources of liquidity have been cash provided by operations, equity capital and borrowings under various debt arrangements. Our principal uses of cash have been for operating expenses and acquisition. We anticipate these uses will continue to be our principal uses of cash in the future.

The increase in cash and cash equivalents from 2017 was primarily due to equity capital and operating income. The increase in our current assets was primarily due to higher cash. Cash and other current assets increased by $685,643 and $172,958, respectively.

Current liabilities increase is primarily due to the acquisition of Community Specialty Pharmacy, LLC inventory purchases and the reclassification of $181,500 long term debt.

Liquidity Outlook cash explanation.

Cash Requirements

Our primary objectives for 2018 are to continue the development of the Trxade Platform and increase our client base and operational revenue. Additional funds will be needed to continue to expand our platform and customer base and cover general and administrative expense. We expect to pursue raising capital to fund our operations and provide personnel to expand operations and required working capital. Through these efforts, management believe the Company will be able to obtain the liquidity necessary to fund company operations for the foreseeable future, however there is no assurance that our operations will generate significant positive cash flow, or that additional funds will be available to us, through borrowings or otherwise, on favorable terms when required, or at all.

We estimate our operating expenses and working capital requirements for the next 12 months to be approximately as follows:

Projected Expenses for 2019	Amount
General and administrative (1)	$3,500,000
Total	$3,500,000

(1)	Includes wages and payroll, legal and accounting, marketing, rent and web development.

Since inception, we have funded our operations primarily through debt and equity capital raises and operational revenue. In 2018, common stock was issued for $800,000 and we acquired new unsecured long-term debt of approximately $300,000.

We expect to continue to seek additional outside funding in the future although no assurance can be given that we will be able to obtain financing on reasonable terms or revenues will continue. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. We may be unable to maintain operations at a level sufficient for investors to obtain a return on their investments in our common stock.

We will need significantly more cash to implement our plan to operate a business-to-business web-based marketplace focused on the US pharmaceutical industry. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

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Cash Flows

The following table summarizes our Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2018 and 2017:

	Fiscal Year Ended
	December 31, 2018	December 31, 2017
Net Income	$9,038	$288,983
Net Cash Provided by (Used in):
Operating Activities	273,386	171,670
Investing Activities	(265,279)	-
Financing Activities	677,536	(2,435)
Net increase in cash	$685,643	$169,235

Cash provided by operations for the fiscal year ended December 31, 2018 was $273,386. This compared to $171,670 provided in operating activities for the fiscal year 2017.

Investing activities include the acquisition of Community Specialty Pharmacy, LLC.

Financing activities in 2017 included $180,000 proceeds from long term debt and $250,000 in common stock issuance.

Financing activities in 2018 included $800,000 proceeds from common stock issuance.

Results of Operations

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and the notes to these statements included in this Prospectus. For all years presented, the consolidated statements of income and consolidated balance sheet data set forth in this Prospectus have been adjusted for the reclassification of discontinued operations information, unless otherwise noted.

Fiscal Year Ended December 31, 2018 Compared to Fiscal Year Ended December 31, 2017

	Fiscal Year Ended
	December 31, 2018	December 31, 2017
Revenues	$3,831,778	$2,931,280
Cost of Sales	449,049	-

Gross Profit	3,382,729	2,931,280
Operating Expenses:
Technology	949,948	863,324
General and Administrative	2,350,569	1,405,026
Warrants and Options Expense	169,828	267,835
Total Operating Expense	3,470,345	2,536,185

Other Income	161,639	67,500
Loss on Extinguishment of Debt	(7,444)	(16,556)
Interest Expense	(57,541)	(157,056)

Net Income	$9,038	$288,983

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Substantially all of our revenues during the years ended December 31, 2018, and 2017 were from platform revenue. Revenues increased for the Fiscal Year ended December 31, 2018 to $3,407,823 compared to $2,931,280 for the comparable period in 2017. This increase was attributable to the mix of pharmaceuticals sold on the platform, brands vs. generics, the fee for generics are higher than brands. Our sales department has continued to add customers in 2018 through direct marketing and customer training. In 2018, with the acquisition of Community Specialty Pharmacy, LLC in the fourth quarter, $395,418 of revenue was added.

Technology expenditures increased to $949,948 from $863,324 in 2017 as the Company developed apps for customers.

General and administrative expenses increased for the fiscal year ended December 31, 2018 to $2,350,569 compared to $1,405,026 for the comparable period in 2017. There was an increase in legal fees, rent and employee cash compensation directly as a result of the acquisition. In addition Trxade Conference, increased employee benefits and computer software were additional expenditures.

Warrant and options expense in the 2018 and 2017 period represents compensation cost-related to the issuance of employee stock options.

Interest expense in 2018 was as a result of approximately $800,000 in debt borrowings. Interest expense in 2017 was as a result of approximately $700,000 in debt borrowings.

Contractual Obligations and Commitments.

In addition to our long-term debt obligations to our various lenders, we have certain other contractual working capital obligations, including contractual purchase obligations related to various supply contracts.

The following table summarizes our contractual obligations as of December 31, 2018:

		Payments due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Short and Long-term debt obligations	$844,042	321,500	522,552	-	-
Operating lease obligations	573,253	156,024	375,295	41,934	-
Total Contractual obligations	$1,417,295	477,524	897,847	41,934	-

Off-Balance Sheet Arrangements

We had no outstanding off-balance sheet arrangements as of December 31, 2018.

Liquidity and Capital Resources As Of and For The Three Month Period Ended March 31, 2019

Cash and Cash Equivalents

Cash and cash equivalents were $533,929 at March 31, 2019. We expect that our future available capital resources will consist primarily of cash generated from operations, remaining cash balances, borrowings, and any additional funds raised through sales of debt and/or equity.

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Liquidity

Cash and cash equivalents, current assets, current liabilities, short term debt and working capital at the end of each period were as follows:

	March 31, 2019	December 31, 2018

Cash	$533,929	$869,557
Current assets (excluding cash)	957,462	596,520
Current liabilities (excluding short term debt)	668,448	538,867
Short term debt	140,000	321,500
Working Capital	682,943	605,710

Our principal sources of liquidity have been cash provided by operations, equity capital and borrowings under various debt arrangements. Our principal uses of cash have been for operating expenses and acquisition. We anticipate these uses will continue to be our principal uses of cash in the future.

The decrease in cash was primarily due to investment in SyncHealth, LLC of $210,000. Cash decreased by $335,628.

Liquidity Outlook cash explanation.

Cash Requirements

Our primary objectives for 2019 are to continue the development of the Trxade Platform and increase our client base and operational revenue. Additional funds will be needed to continue to expand our platform and customer base and cover general and administrative expense. We expect to pursue raising capital to fund our operations and provide personnel to expand operations and required working capital. Through these efforts, management believe the Company will be able to obtain the liquidity necessary to fund company operations for the foreseeable future, however there is no assurance that our operations will generate significant positive cash flow, or that additional funds will be available to us, through borrowings or otherwise, on favorable terms when required, or at all.

We estimate our operating expenses and working capital requirements for the next 12 months to be approximately as follows:

Projected Expenses for 2019	Amount
General and administrative (1)	$3,500,000
Total	$3,500,000

(1) Includes wages and payroll, legal and accounting, marketing, rent and web development.

Since inception, we have funded our operations primarily through debt and equity capital raises and operational revenue. In 2018, common stock was issued for $800,000 and we acquired new unsecured long-term debt of approximately $300,000.

We expect to continue to seek additional outside funding in the future although no assurance can be given that we will be able to obtain financing on reasonable terms or revenues will continue. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. We may be unable to maintain operations at a level sufficient for investors to obtain a return on their investments in our common stock.

We will need significantly more cash to implement our plan to operate a business-to-business web-based marketplace focused on the US pharmaceutical industry. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

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Cash Flows

The following table summarizes our Consolidated Statements of Cash Flows for the three months ended March 31, 2019 and 2018:

	Three Months Ended
	March 31, 2019	March 31, 2018
Net Income	$125,229	$82,269
Net Cash Provided by (used in) operations:
Operating Activities	(125,794)	66,663
Investing Activities	(210,000)	-
Financing Activities	166	(60,739)
Net increase (decrease) in cash and cash equivalents	$(335,628)	$5,924

Cash used in operations for the three fiscal year ended March 31, 2019 was $125,794. This compared to $66,663 provided in operating activities for the three months ended March 31, 2018.

Investing activities in 2019 include the investment in SyncHealth MSO, LLC.

Financing activities in 2018 included $60,739 payment of Notes.

Financing activities in 2019 included $166 proceeds from warrant exercise.

Results of Operations

The following selected consolidated financial data should be read in conjunction with the interim consolidated financial statements included in this Prospectus.

Three Month Period Ended March 31, 2019 Compared to Three Month Period Ended March 31, 2018

	Three Months Ended
	March 31, 2019	March 31, 2018

Revenues	$1,512,521	$852,923
Cost of Sales	365,839	-

Gross Profit	1,146,682	852,923
Operating Expenses:
General and Administrative	938,944	716,739
Warrants and Options Expense	35,979	37,456
Total Operating Expense	974,923	754,195

Amortization of Debt Discount	-	(152)
Share in Equity Losses in Investment	(28,972)
Interest Expense	(17,558)	(16,307)

Income from Operations	$125,229	$82,269

Substantially all of our revenues during the three months ended March 31, 2018 was from platform revenue. Revenues increased in the three months ended March 31, 2019 with the addition of Community Specialty Pharmacy, LLC and Trxade platform revenue increase to $1,043,810 from $852,923.

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General and administrative expenses increased for the three months ended March 31, 2019 to $938,944 compared to $716,739 for the comparable period in 2018. There was an increase in rent and employee cash compensation directly as a result of the acquisition of CSP.

Warrant and options expense in the 2019 and 2018 period represents compensation cost-related to the issuance of employee stock options.

Off-Balance Sheet Arrangements

We had no outstanding off-balance sheet arrangements as of March 31, 2019.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition

In general, the Company accounts for revenue recognition in accordance with ASC 606, “Revenue from Contracts with Customers.”

Trxade, Inc. provides an online website service, a buying and selling marketplace for licensed Pharmaceutical Wholesalers to sell products and services to licensed Pharmacies. The Company charges Suppliers a transaction fee, a percentage of the purchase price of the Prescription Drugs and other products sold through its website service. The fulfillment of confirmed orders, including delivery and shipment of Prescription Drugs and other products, is the responsibility of the Supplier and not of the Company. The Company holds no inventory and assumes no responsibility for the shipment or delivery of any products or services from our website. The Company considers itself an agent for this revenue stream and as such, reports revenue as net. Step One: Identify the contract with the customer – Trxade, Inc.’s Terms and Use Agreement is acknowledged between the Wholesaler and Trxade, Inc. which outlines the terms and conditions. The collection is probable based on the credit evaluation of the Wholesaler. Step Two: Identify the performance obligations in the contract – The Company provides to the Supplier access to the online website, uploading of catalogs of products and Dashboard access to review status of inventory posted and processed orders. The Agreement requires the supplier to provide a catalog of pharmaceuticals for posting on the platform, deliver the pharmaceuticals and upon shipment remit the stated platform fee. Step Three: Determine the transaction price – The Fee Agreement outlines the fee based on the type of product, generic, brand or non-drug. There are no discounts for volume of transactions or early payment of invoices. Step Four: Allocate the transaction price – The Fee Agreement outlines the fee. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized the day the order has been processed by the Supplier.

Integra Pharma Solutions, LLC is a licensed wholesaler and sells to licensed pharmacies brand, generic and non-drug products. The Company takes orders for product and creates invoices for each order and recognizes revenue at the time the Customer receives the product. Customer returns are not material. Step One: Identify the contract with the customer – The Company requires that an application and a credit card for payment is completed by the Customer prior to the first order. Each transaction is evidenced by an order form sent by the customer and an invoice for the product is sent by the Company. The collection is probable based on the application and credit card information provided prior to the first order. Step Two: Identify the performance obligations in the contract – Each order is distinct and evidenced by the shipping order and invoice. Step Three: Determine the transaction price – The consideration is variable if product is returned. The variability is determined based on the return policy of the product manufacturer. There are no sales or volume discounts. The transaction price is determined at the time of the order evidenced by the invoice. Step Four: Allocate the transaction price – There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation - The Revenue is recognized when the Customer receives the product.

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Community Specialty Pharmacy, LLC is in the retail pharmacy business. The Company fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. Step One: Identify the contract with the customer – The prescription is written by a doctor for a Customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription. Step Two: Identify the performance obligations in the contract – Each prescription is distinct to the Customer. Step Three: Determine the transaction price – The consideration is not variable. The transaction price is determined to be the price of prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies). Step Four: Allocate the transaction price – The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized upon the delivery of the prescription.

Stock-Based Compensation

The Company accounts for stock-based compensation to non-employees in accordance with the provision of ASC 505, “Equity Based Payments to Non-Employees” (“ASC 505”), Share Based Payments to Non-Employees, and ASC 505 which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying instruments vest.

The Company accounts for stock-based compensation to employees in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable to a “smaller reporting company” as defined in Item 10(f)(1) of SEC Regulation S-K

CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

As of the end of the period covered by this quarterly report on Form 10-Q, our principal executive officer and our principal accounting officer (the “Certifying Officers”), evaluated the effectiveness of our disclosure controls and procedures. Disclosure controls and procedures are controls and procedures designed to reasonably assure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”), such as this quarterly report on Form 10-Q, is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms. Disclosure controls and procedures are also designed to reasonably assure that such information is accumulated and communicated to our management, including the Certifying Officers, as appropriate to allow timely decisions regarding required disclosure. Based on these evaluations, the Certifying Officers have concluded, that, as of the end of the period covered by this quarterly report on Form 10-Q:

(a)	our disclosure controls and procedures were not effective to provide reasonable assurance that information required to be disclosed by us in the reports we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; and

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(b)	our disclosure controls and procedures were not effective to provide reasonable assurance that material information required to be disclosed by us in the reports we file or submit under the Exchange Act was accumulated and communicated to our management, including the Certifying Officers, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

There has not been any change in our internal control over financial reporting that occurred during the three-months ended March 31, 2019 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Directors, Executive Officers and Corporate Governance

Set forth below is certain information regarding our directors and executive officers as of March 2, 2019:

Name	Position	Age	Director/Officer Since
Suren Ajjarapu	Chairman, Chief Executive Officer and Secretary	48	January 2014
Prashant Patel	Director, President and Chief Operating Officer	45	January 2014
Donald G. Fell	Director	71	January 2014
Howard A. Doss	Chief Financial Officer	66	January 2014
Michael L. Peterson	Director	65	August 2016

Business Experience

The following is a brief description of the education and business experience of our current directors and executive officers.

Suren Ajjarapu, Chairman of the Board, Chief Executive Officer and Secretary.

Mr. Ajjarapu has served as our Chairman of the Board, Chief Executive Officer and Secretary since our acquisition of Trxade Nevada in January 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since our inception. Mr. Ajjarapu also serves as a Chairman of the Board for Feeder Creek Group, Inc since March 2018. Feed Creek Group, Inc. is a company involved in developing renewable natural gas sites in Iowa. Mr. Ajjarapu was a Founder, CEO and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, COO, and Director Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu acts as a non-Executive Director for AIM-listed company Nandan Clean Tec Plc. (Ticker: “NAND”), a backward integrated Biofuels company. Mr. Ajjarapu holds an M.S. in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University. Our Board of Directors believes that Mr. Ajjarapu’s history with our Company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

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Prashant Patel, Director, President and Chief Operating Officer

Mr. Patel has served as our full-time President and COO, and as a director since our acquisition of Trxade Nevada on January 8, 2014, and as the COO and President and as a director of Trxade Nevada since its inception. Mr. Patel is a registered pharmacist and pharmaceutical consultant with over ten years of experience in retail pharmacy and pharmaceutical logistics and the founder of several pharmacies in the Tampa Bay area, in Florida. Mr. Patel has been a President and Member of the Board of Trxade since August 2010. Since October 2008, Mr. Patel has been Managing Member of the APAA LLC, a pharmacy. Since April 2007, Mr. Patel has been a Vice President of Holiday Pharmacy, Inc., a pharmacy. Mr Patel graduated from Nottingham University School of Pharmacy and practiced in the United Kingdom before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, UK. Our Board of Directors believes that Mr. Patel’s history with our Company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

Howard A. Doss, Chief Financial Officer

Mr. Doss has served as our CFO since January 2014. Mr. Doss has served in a variety of capacities with accounting and investment firms. He joined the staff of Seidman & Seidman (BDO Seidman, Dallas) in 1977 and, in 1980, he joined the investment firm Van Kampen Investments, opening the firm’s southeast office in Tampa in 1982. He remained with the firm until 1996 when he joined Franklin Templeton to develop corporate retirement plan distribution. After working for the Principal Financial Group office in Tampa, Mr. Doss was City Executive for U.S. Trust in Sarasota, responsible for high net worth individuals. He retired from that position in 2009. He served as CFO and Director for Sansur Renewable Energy an alternative energy development company, from 2010 to 2012. Mr. Doss has also served as President of STARadio Corp. since 2005. Mr. Doss is a member of the America Institute of CPA’s. He is a graduate of Illinois Wesleyan University. Our Board of Director’s believes that Mr. Doss’ experience is significant to the Board’s understanding today’s complex and ever changing accounting rules and regulations.

Donald G. Fell, Director

Mr. Fell has served as a Director of our company since January 2014, as well as a director of Trxade Nevada since December 2013. Since 1992, Mr. Fell has been a Director/Professor Foundation for Teaching Economics. From 1995 to 2012, Mr. Fell was Senior Fellow/Professor at the Executive MBA faculty at the University of South Florida. He was also a Visiting Professor at the University of Rochelle, FR in 2010. Mr. Fell holds degrees in Economics from Indiana State University, with additional graduate work in Economics at Northern Illinois University and Illinois State University. Mr. Fell since 2012 has been employed as Institute Director and Professor for the Davis, California based Foundation for Teaching Economics, conducting Institutes related to: 1) economic policy; and 2) environmental economics. Institute audiences consist of university/college professors, high school teachers and government leaders. These Institutes have been held throughout the U.S. Our Board of Director’s believes that Mr. Fell’s extensive experience in the field of economics and business will provide us with valuable insight as we seek to execute our business strategy.

Michael L. Peterson, Director

Mr. Peterson is on the Board of Directors at Trxade Group, Inc.

Mr. Peterson was President & Chief Executive Officer at PEDEVCO Corp until 2018. Mr. Peterson was previously employed as Chairman, President & Chief Executive Officer by Nevo Energy, Inc., Chairman, President & Chief Executive Officer by Solargen Energy, Inc., Chief Financial Officer, Director & Executive VP by Blast Energy Services, Inc., Managing Partner by Pascal Management LLC, Managing Partner by American Institutional Partners LLC, and Vice President by Goldman Sachs & Co. He also served on the board at AE Biofuels, Inc., American Ethanol, Inc., Aemetis, Inc., and Navitas Corp. Our Board of Director’s believes that Mr. Peterson’s extensive experience in finance and business will provide us with valuable insight as we seek to execute our business strategy. He received his undergraduate degree from Brigham Young University and an M.B.A. from the BYU Marriott Business School.

Family Relationships

There are no family relationships among any of our executive officers or directors.

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Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has two committees: the audit committee and the compensation committee.

Audit Committee

The primary purpose of the audit committee will be to assist the board of directors’ oversight of:

●	the integrity of our financial statements; our systems of control over financial reporting and disclosure controls and procedures;
●	our compliance with legal and regulatory requirements;
●	our independent auditors’ qualifications and independence;
●	the performance of our independent auditors and our internal audit function;
●	all related-person transactions for potential conflict of interest situations on an ongoing basis; and
●	the preparation of the report required to be prepared by the committee pursuant to SEC rules.

Mr. Fell and Mr. Peterson serve on the audit committee, where Mr. Peterson acted as chairman of the audit committee. Mr. Fell and Mr. Peterson each qualify as an ‘‘audit committee financial expert’’ as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K. Our board of directors has affirmatively determined that Mr. Fell and Mr. Peterson meet the definition of ‘‘independent directors’’ for the purposes of serving on the audit committee under applicable SEC rules and the OTC, and we intend to comply with these independence requirements within the time periods specified.

Compensation Committee

The primary purpose of our compensation committee is to recommend to our board of directors for consideration, the compensation and benefits of our executive officers and key employees; monitor and review our compensation and benefit plans; administer our stock and other incentive compensation plans and programs and prepare recommendations and periodic reports to the board of directors concerning such matters; prepare the compensation committee report required by SEC rules to be included in our annual report; prepare recommendations and periodic reports to the board of directors as appropriate; and, handle such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Mr. Fell and Mr. Peterson serve on the compensation committee, and Mr. Fell serves as the chairman.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our compensation committee or any of our directors is an executive officer.

Code of Business Conduct and Ethics

Our Board of Directors had adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics will be available for review in print, without charge, to any stockholder who requests a copy by writing to us at Trxade Group, Inc., 3840 Land O’ Lakes Boulevard, Land O’ Lakes, Florida, 34639, Attention: Investor Relations. Each of our directors, employees and officers are required to comply with the Code of Business Conduct and Ethics.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). The Company recently undertook a review of the Section 16(a) reports filed on behalf of each individual who served as a director or executive officer of the Company during the fiscal year ended December 31, 2018 to determine whether all of their reportable transactions in the Company’s common stock were timely reported and to ensure reporting of all of their beneficial holdings. The review revealed that while all of the required transactions had been reported in the Company’s Form 10-K and Form 10-Qs, the reports listed below were not timely filed. In all cases, the transactions were non-market transactions such as option grants by the Company, or in one case, a private sale.

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The following reports were filed under Section 16(a) since the beginning of the fiscal year ended December 31, 2018:

Suren Ajjarapu, CEO, filed one Form 4 reporting the sale of stock.

Michael Peterson, Director, filed a Form 4 reporting an award of stock options.

Michael Peterson, Director, filed a Form 5 reporting a prior award of stock options.

Donald Fell, Director, filed a Form 4 reporting an award of stock options.

Donald Fell, Director, filed a Form 5 reporting a prior award of stock options.

Howard Doss, CFO, filed a Form 4 reporting an award of stock options.

Howard Doss, CFO, filed a Form 5 reporting a prior award of stock options.

Executive Compensation

The following table sets forth the compensation for the fiscal years ended December 31, 2018 and 2017 for services rendered to us (including our subsidiary, Trxade, Inc.) by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Suren Ajjarapu
Chairman of the Board,	2017	$148,750	(1)	-	-	-	-	-	-	$148,750
Chief Executive Officer, and Director	2018	$200,000	(1)	-	-	-	-	-	-	$200,000

Prashant Patel
Chief Operating Officer,	2017	$62,500	(2)	-	-	-	-	-	-	$62,500
President and Director	2018	$150,000	(2)	-	-	-	-	-	-	$150,000

Howard A. Doss	2017	$60,000	(3)	-	-	-	-	-	-	$60,000
Chief Financial Officer	2018	$62,500	(3)	-	-	$17,250	-	-	-	$79,750

(1)	The amount shown reflects compensation under an at will employment agreement with the Company.
(2)	The amount shown reflects compensation under an at will employment agreement with the Company.
(3)	The amount shown reflects compensation under a consulting agreement with the Company.

Employment and Consulting Agreements

All of our named executives are at-will employees or consultants. In 2016, the Company entered into an at-will employment agreement with Mr. Ajjarapu, with an annual salary of $165,000 and a possible $50,000 performance bonus, and an at-will employment agreement with Mr. Patel with an annual salary of $125,000 and a possible $50,000 performance bonus. In January 2017, each of Messrs. Ajjarapu and Patel suspended their executive salaries through June 30, 2017, a period of six months. Mr. Ajjarapu entered into an amendment in June 2017 to resume payment of the annual salary. Mr. Patel resumed July 1, 2017. In January 2018, Mr. Ajjarapu and Mr. Patel salaries were amended to $200,000 and $150,000 respectively. The Company has an hourly rate consulting arrangement with Mr. Doss. The Company has also entered into indemnification agreements with its officers and directors. The annual bonus payable to each of Mr. Ajjarapu and Mr. Patel is based upon executive’s performance and the Company’s attainment of objectives established by the Board of Directors or Compensation Committee of the Board. With respect to any subjective milestones, the determination of whether executive has attained the mutually agreed upon milestones for the bonus shall be reasonably determined by the Board or the Compensation Committee.

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Compensation of the Board of Directors

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a director of the Company for some portion or all of 2018 and 2017. Other than as set forth in the table and described more fully below, the Company. did not pay any fees, made any equity or non-equity awards, or paid any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in Cash	Stock Awards	Option Awards (1)	All Other Compensation	Total
2017
Donald Fell	$15,000	-	$50,000	-	$65,000
Michael Peterson	$15,000	-	113,883	-	$128,883

2018
Donald Fell	$20,000	-	$25,000	-	$45,000
Michael Peterson	$20,000	-	$25,000	-	$45,000

(1)	In April 2017, the Company granted Mr. Fell options to purchase 76,923 shares of common stock, vesting over one year and exercisable at $.65 per share.

In April 2017, the Company granted Mr. Peterson options to purchase 76,923 shares of common stock, vesting over one years and exercisable at $.65 per share.

In April 2017, the Company granted Mr. Peterson options to purchase 100,000 shares of common stock, vesting over four years and exercisable at $.65 per share.

In April 2018, The Company granted Mr. Fell options or purchase 50,000 shares of common stock, vesting over four years and exercisable at $.50 per share

In April 2018, The Company granted Mr. Peterson options or purchase 50,000 shares of common stock, vesting over four years and exercisable at $.50 per share

Non-employee directors are paid $5,000 per quarter for board responsibilities. The Company has also entered into an indemnification agreement with Messrs. Fell, Sanchez and Peterson.

Outstanding Option Equity Awards at 2018 Fiscal Year End

The following table sets forth information as of December 31, 2018 concerning unexercised options, unvested stock and equity incentive plan awards for each of the executive officers named in the Summary Compensation Table.

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OUTSTANDING EQUITY AWARDS AT YEAR ENDED DECEMBER 31, 2018

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Howard A. Doss, Chief Financial Officer	1/20/2014	300,000	—		—	1.00	1/1/2024	—	—	—	—
	4/1/2016	8,250	6,750	(1)	—	1.02	4/1/2026	—	—	—	—
	4/1/2018	7,031	30,469	(2)	—	0.50	4/1/2028	—	—	—	—

(1)	Vesting is 6.25% of the total number of shares each quarter of the vesting commencement date of 7/1/2016.
(2)	Vesting is 6.25% of the total number of shares each quarter of the vesting commencement date of 7/1/2018.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to the beneficial ownership of our securities as of June 6, 2019 by (i) each of our named executive officers and directors; (ii) each person known to us who owns beneficially more than 5% of any class of our outstanding equity securities; and (iii) all of our executive officers and directors as a group. The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group had the right to acquire on or within sixty days after June 6, 2019 pursuant to the exercise of vested and exercisable options or warrants. References to options or warrants in the footnotes to the table below include only options or warrants to purchase shares that were exercisable on or within 60 days after June 6, 2019.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Beneficially Owned (3)

Directors and Named Executive Officers:
Suren Ajjarapu, Chairman, CEO (4)	13,743,750	40.75%
Prashant Patel, Director, COO, and President (5)	12,250,000	36.32%
Donald G Fell, Director (6)	204,423	*
Howard Doss, CFO (7)	318,375	*
Michael L Peterson, Director (9)	158,173	*
Gajan Mahendiran (8)	2,760,002	8.18%

All executive officers and directors as a Group (five persons)	29,434,723	87.22%
Greater than 5% Stockholders

* Less than one 1%

(1)Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Trxade Group, Inc., 3840 Land O’ Lakes Boulevard, Land O’ Lakes, Florida 34639.

(2)Based on 33,726,459 shares of common stock outstanding on June 6, 2019. Does not include shares issuable upon exercise of (i) 2,237,846 stock options currently outstanding, (ii) warrants to purchase 2,863,475 shares of common stock, (iii) 267,154 shares which are reserved for the Company’s 2014 Equity Incentive Plan, none of which shares are issuable within 60 days of the date set forth above.

(3)Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

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(4)Includes (i) 7,143,750 shares owned directly by Mr. Ajjarapu, (ii) 4,050,000 shares owned by Sandhya Ajjarapu, Mr. Ajjarapu’s wife, for whom Mr. Ajjarapu claims beneficial ownership, (iii) 1,275,000 shares owned by the Surendra Ajjarapu Revocable Trust of 2007, for whom Mr. Ajjarapu claims beneficial ownership as Trustee, and (iv) 1,275,000 shares owned by the Sandhya Ajjarapu Revocable Trust of 2007, for whom Mr. Ajjarapu claims beneficial ownership as Trustee.

(5)Includes (i) 7,350,000 shares owned directly by Mr. Patel, (ii) 2,500,000 shares owned by Rina Patel, Mr. Patel’s wife for whom Mr. Patel claims beneficial ownership, and (iii) 2,400,000 shares owned by the Patel Trust, for whom Mr. Patel claims beneficial ownership as Trustee.

(6) Includes 200,048 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

(7) Includes 315,281 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

(8) Includes 833,334 shares of common stock of the Company and warrants to purchase 1,926,668 shares of common stock at an exercise price of $0.01 per share that are exercisable within 60 days of the applicable date above, and which are held jointly with Mr. Mahendiran’ s wife, Amudha Mahendiran, as tenants by entirety.

(9) Includes 148,798 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

There are no current arrangements among any of the foregoing persons which would result in a change in control.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,612,987	$0.47	267,154
Equity compensation plans not approved by security holders	-	-	-
Total	4,612,987	$1.10	267,154

The equity compensation plans approved by the Company’s security holders are the 2014 Equity Incentive Plan (“2014 Stock Plan”) of Trxade Group, Inc., Delaware corporation, and the 2013 Equity Incentive Plan of Trxade Group, Inc., a Nevada corporation and predecessor in interest to Trxade Group, Inc., a Delaware corporation. The above listed equity compensation plans were adopted as of December 31, 2018 with the approval of security holders.

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Summary of Material Features of the 2014 Equity Incentive Plan

The following discussion summarizes the material terms of the 2014 Stock Plan. A description of the 2014 Stock Plan, which is intended merely as a summary of its principal features and is qualified in its entirety by reference to the full text of the 2014 Stock Plan, as filed and incorporated by reference to Exhibit 10.3 to the Registration Statement on Form 10 of Trxade Group, Inc., File No. 000-55218, filed on June 6, 2014, is below.

Administration. The 2014 Stock Plan is administered by the Company’s Board of Directors and the Compensation Committee of the Board.

Term. The 2014 Stock Plan shall continue in effect for a period of 10 years. In general, the term of each option granted shall be no more than ten 10 years from the date of grant, though in certain instances such term may be shorter.

Eligibility. Employees and service providers of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2014 Stock Plan. Awards under the 2014 Stock Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, and awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Eligibility for any particular award is determined by the Administrator (as defined in the 2014 Stock Plan) and, in the case of certain awards such as incentive stock options, eligibility for receipt of such awards may be limited by the Internal Revenue Code.

Plan Limit. The Company has reserved 2,000,000 Common Shares for issuance under the 2014 Stock Plan. The 2014 Stock Plan had 802,154 remaining shares reserved for issuance as of March 2, 2018.

The above limit is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2014 Stock Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2014 Stock Plan. The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant or may not be less than 110% of the fair market value of the shares on the date of grant for employees representing more than 10% of the voting power of all of the classes of stock of the Company. The Board may amend, alter, suspend or terminate the plan. The Company must obtain stockholder approval of any amendment of the 2014 Stock Plan to the extent necessary and desirable to comply with applicable law.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons.

All of our executives are at-will employees or consultants. Each of Messrs. Ajjarapu and Patel are parties to an at-will executive employment agreement. In January 2017, each of Messrs. Ajjarapu and Patel suspended their executive salaries of for a period of six months. The Company has also entered into indemnification agreements with its officers and directors. In January 2018 , Mr. Ajjarapu ’s and Mr. Patel ’s executive salar y agreements were amended from $165,000 and $125,000, to $200,000 and $150,000 , respectively.

The Company’s founders, Mr. Ajjarapu (through Sansur Associates, a company that he controls) and Mr. Patel, have periodically loaned funds on a short-term interest free basis to cover the Company’s operating expenses. In November 2016, Mr. Patel loaned the Company $10,000. In June 2017, the Company borrowed $100,000 and $80,000 from Sansur Associates, LLC, a limited liability company controlled by Mr. Ajjarapu, and Mr. Patel, respectively. The term of each of these Notes is three years and they each bear interest at 6%, which is payable annually. The note due to Mr. Patel is $122,552. It comprises $80,000, $17,280 for existing promissory note and $25,272 assumption of credit card obligation related to business expenses of the Company. As of December 31, 2018, $222,552 was outstanding on these loans.

59

The Company owed $61,725 under related party note that was renewed in April 2017 for a one-year extension at the same interest rate of 10%, due April 2018. Further, the Company owed $150,000 under a related party note that was renewed for a six-month extension at the same interest rate of 10% in September 2017, which is now due February 2018. Both of these notes were entered with Nitel Patel, the brother of Prashant Patel, the Director and President of the Company. In February 2018, $50,000 of the $150,000 of principal was paid. The remaining $100,000 was extended to July 2018 as the same interest rate of 10%.

In August 2017, $40,000 in convertible promissory notes was amended. A one-year extension was executed to August 2018. In connection with the one-year extension of the maturity date of the outstanding notes, the holder of the notes was granted warrants to purchase 10,000 shares of common stock that was issued at a strike price of $0.80 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $5,044.

During the year ended December 31, 2018, there have been no other related party transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last completed fiscal years and in which any related person had or will have a direct or indirect material interest.

On January 17, 2019, the Company, through its wholly-owned subsidiary, Alliance Pharma Solutions, LLC, a Delaware limited liability company entered into a joint venture with PanOptic Health, LLC, a Delaware limited liability company (“PanOptic”), to create a new entity, SyncHealth MSO, LLC (the “Joint Venture”). Under the terms of the Shareholders’ Agreement included in the Joint Venture, PanOptic has agreed to vote all of its shares of stock of the Company for Suren Ajjarapu and Prashant Patel (the current directors) and the two or three independent designee directors, as determined by the Founder Directors (Mr. Ajjarapu and Mr. Patel). By January 2020, a maximum total of 14,776,638 shares of common stock of Trxade may be issued to PanOptic, subject to PanOptic and SyncHealth meeting all of the revenue covenants, in connection with the Joint Venture, and these shares would be subject to the Shareholders Agreement. For further information on the Shareholders Agreement, please review Exhibit 10.4 to the Current Report on Form 8-K filed January 22, 2019, and other documents referenced therein.

On February 6, 2019, the Company entered into an Indemnification Agreement with Board Members Suren Ajjarapu and Prashant Patel in connection with a personal guarantee they had both given for a Credit Agreement of approximately $1,000,000 with the Company and an outside lender. This Indemnification Agreement is found on Exhibit 10.1 hereto.

Review and Approval of Related Party Transactions

We have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders, provided that it is our policy that any and all such transactions are presented and approved by the board and future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

In addition, our Code of Ethics (described above under “Item 10. Directors, Executive Officers and Corporate Governance” – “Code of Ethics”), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

Director Independence

Our common stock is traded on the OTCQB under the symbol “TRXD”. The OTCQB electronic trading platform does not maintain any standards regarding the “independence” of the directors on our company’s Board of Directors, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

60

In the absence of such requirements, we have elected to use the definition for “director independence” under the NASDAQ stock market’s listing standards, which defines an “independent director” as “a person other than an officer or employee of the Company or the Company’s subsidiaries or any other individual having a relationship, which in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The definition further provides that, among others, employment of a director by us (or any parent or subsidiary of ours) at any time during the past three years is considered a bar to independence regardless of the determination of our Board of Directors. Two of our four directors, Mr. Fell and Mr. Peterson, are deemed “independent” under the OTC’s listing standards.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this Prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting us at our address at 3840 Land O’ Lakes Boulevard, Land O’Lakes, Florida, 34639 or by email at info@trxade.com.

We do not incorporate information on our website into this Prospectus or any supplement to this Prospectus and you should not consider any information on, or that can be accessed through, our website as part of this Prospectus or any supplement to this Prospectus (other than those filings with the SEC that we specifically incorporate by reference into this Prospectus or any supplement to this Prospectus).

61

TRXADE GROUP, INC.

62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Trxade Group, Inc.

3840 Land O’ Lakes Boulevard

Land O’ Lakes, Florida 95662

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Trxade Group, Inc., and its subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2013.

Houston, Texas

March 22, 2019

F-1

Trxade Group, Inc.

Consolidated Balance Sheets

December 31, 2018 and 2017

	December 31, 2018	December 31, 2017
Assets
Current Assets
Cash	$869,557	$183,914
Accounts Receivable, net	433,627	319,467
Inventory	79,966	-
Prepaid Assets	82,927	102,095
Other Assets	-	2,000
Total Current Assets	1,466,077	607,476

Property Plant and Equipment, Net	15,006	-

Other Assets
Deposits	20,531	10,000
Goodwill	725,973	-

Total Assets	$2,227,587	$617,476

Liabilities and Shareholders’ Equity (Deficit)

Current Liabilities
Accounts Payable	$400,544	$106,084
Accrued Liabilities	138,323	156,961
Short Term Notes Payable net of $0 and $152 discount	-	10,587
Short Term Convertible Notes Payable	181,500	-
Short term Convertible Notes Payable – Related Parties	140,000	251,725
Total Current Liabilities	860,367	525,357

Long Term Liabilities
Convertible Notes Payable	-	181,500
Notes Payable – Related Parties	522,552	222,552
Total Liabilities	1,382,919	929,409

Shareholders’ Equity (Deficit)
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 33,285,827 and 31,985,827 shares issued and outstanding as of December 31, 2018 and 2017, respectively	332	320
Additional Paid-in Capital	8,955,411	7,807,860
Retained Deficit	(8,111,075)	(8,120,113)
Total Shareholders’ Equity (Deficit)	844,668	(311,933)

Total Liabilities and Shareholders’ Equity (Deficit)	$2,227,587	$617,476

The accompanying notes are an integral part of the consolidated financial statements.

F-2

Trxade Group, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2018 and 2017

	2018	2017
Revenues, net	$3,831,778	$2,931,280
Cost of Sales	449,049	-
Gross Profit	3,382,729	2,931,280

Operating Expenses
General and Administrative	3,470,345	2,536,185

Operating Income (Loss)	(87,616)	395,095

Other Income	161,639	67,500
Loss on Extinguishment of Debt	(7,444)	(16,556)
Interest Expense	(57,541)	(157,056)
Net Income	$9,038	$288,983

Net Income per Common Share – Basic:	$0.00	$0.01

Net Income per Common Share – Diluted:	$0.00	$0.01

Weighted average Common Shares Outstanding Basic	32,260,622	31,955,416

Weighted average Common Shares Outstanding Diluted	34,958,502	34,086,251

The accompanying notes are an integral part of the consolidated financial statements.

F-3

Trxade Group, Inc.

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

Years Ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2016	-	$-	31,660,827	$316	$7,260,723	$(8,409,096)	$(1,148,057)
Common Stock Issued for Cash	-	-	250,000	3	249,997	-	250,000
Common Stock Issued for Services	-	-	50,000	1	12,499	-	12,500
Warrants Issued for debt Amendment	-	-	-	-	16,556	-	16,556
Warrants Exercised	-	-	25,000	-	250	-	250
Options Expense	-	-	-	-	267,835	-	267,835
Net Income	-	-	-	-	-	288,983	288,983
December 31, 2017	-	$-	31,985,827	$320	$7,807,860	$(8,120,113)	$(311,933)
Common Stock Issued for Cash	-	-	1,300,000	12	799,988	-	800,000
Warrants Issued for debt Amendment	-	-	-	-	7,444	-	7,444
Warrants for Acquisition of Community Specialty Pharmacy, LLC	-	-	-	-	170,291	-	170,291
Options Expense	-	-	-	-	169,828	-	169,828
Net Income	-	-	-	-	-	9,038	9,038
December 31, 2018	-	$-	33,285,827	$332	$8,955,411	$(8,111,075)	$844,668

The accompanying notes are an integral part of the consolidated financial statements.

F-4

Trxade Group, Inc.

Consolidated Statements of Cash Flows

Years ended December 31, 2018 and 2017

	2018	2017
Operating Activities:
Net Income	$9,038	$288,983

Adjustments to reconcile net income to net cash provided by operating activities:
Stock Issued for Services	-	12,500
Options expense	169,828	267,835
Bad Debt Expense	2,271	-
Loss on debt extinguishment	7,444	16,556
Amortization of Debt Discount	152	88,647
Changes in operating assets and liabilities:
Accounts Receivable	(1,532)	(20,354)
Prepaid Assets and Other Assets	13,637	(90,763)
Inventory	(3,810)	-
Accounts Payable	95,149	(98,213)
Accrued Liabilities and Other Liabilities	(18,791)	(293,521)
Net Cash provided by operating activities	273,386	171,670

Investing Activities:
Purchase of Fixed Assets	(15,006)	-
Cash paid for acquisition of Community Specialty Pharmacy, LLC, net of cash received	(250,273)	-
Net Cash Used in Investing Activities	(265,279)	-

Financing Activities:
Repayments of Promissory Note – Third Parties	(10,739)	(432,685)
Repayments of Short Term Debt – Related Parties	(111,725)	-
Proceeds from Convertible Note – Related Parties	-	180,000
Proceeds from exercise of Warrants	-	250
Proceeds from Issuance of Common Stock	800,000	250,000
Net Cash provided by financing activities	677,536	(2,435)

Net increase in Cash	685,643	169,235
Cash at Beginning of the Year	183,914	14,679
Cash at End of the Year	$869,557	$183,914

Supplemental Cash Flow Information
Cash Paid for Interest	$36,970	$71,210
Cash Paid for Income Taxes	$-	$-

Non-Cash Transactions
Related party note payable and warrants issued for acquisition of Community Specialty Pharmacy, LLC	$470,921	$-
Reclass from accrued interest to short term convertible notes	$-	$16,500
Arrangement to move related party Accounts Payable to Notes Payable	$-	$32,552

The accompanying notes are an integral part of the consolidated financial statements.

F-5

Trxade Group, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

NOTE 1 – ORGANIZATION

Trxade Group, Inc. (“we”, “our”, “Trxade”, the “Company”) owns 100% of Trxade, Inc., Integra Pharma Solutions, LLC, Community Specialty Pharmacy, LLC and Alliance Pharma Solutions, LLC. The merger of Trxade, Inc. and Trxade Group, Inc. occurred in May 2013. Community Specialty Pharmacy was acquired October 2018.

Trxade, Inc. operates a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products.

Community Specialty Pharmacy, LLC is an accredited independent retail pharmacy with a focus on specialty medications. The company operates with innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Alliance Pharma Solutions, LLC has developed same day Pharma delivery software – Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019. (See Note 13).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Basis of Presentation – Historically, operations have been funded primarily through the sale of equity or debt securities and operating activities. In 2018, the Company renewed outstanding debt (See Note 3 and 4), raised capital (See Note 5) and had positive operating cash flow from operations. The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Use of Estimates – In preparing these financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassification – Certain prior year amounts have been reclassified to conform to the current year presentation.

F-6

Principle of Consolidation – The Company’s consolidated financial statements include the accounts of Trxade Group, Inc., Trxade, Inc., Integra Pharma Solutions, Inc., Alliance Pharma Solutions, LLC and Community Specialty Pharmacy, LLC. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents – Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation insured amounts. All investments purchased with a maturity of three months or less are cash equivalents. Cash and cash equivalents are available on demand and are generally within of FDIC insurance limits for 2018.

Accounts Receivable – The Company’s receivables are from customers and are collected within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the years ended December 31, 2018 and 2017, $2,271 of bad debt expense and $0 of recovery of bad debt was recognized, respectively.

Inventory – Inventories are stated at the lower of cost or net realizable value. Cost is determined on a weighted average basis. On a quarterly basis, we analyze our inventory levels and no reserve is maintained as obsolete or expired inventories are written off. There is no reserve for inventory obsolescence during the periods presented.

Beneficial Conversion Features – The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

Derivative financial instruments – The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Black-Scholes option pricing model, assuming maximum value, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments – The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

F-7

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Goodwill – The Company accounts for goodwill and intangible assets in accordance with ASC 350 “Intangibles Goodwill and Other”. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. The Company performed impairment analysis using the qualitative analysis under ASC 350-20 and noted no impairment issues for 2018.

Revenue Recognition – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 (Topic 606) “Revenue from Contracts with Customers.” Topic 606 supersedes the revenue recognition requirements in Accounting Standards Codification Topic 605, “Revenue Recognition”, and requires entities to recognize revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted ASU 2014-09 using the modified retrospective approach effective January 1, 2018, under which prior periods were not retrospectively adjusted. The adoption of Topic 606 does not have a material impact to our consolidated financial statements, including the presentation of revenues in our Consolidated Statements of Operations.

Trxade, Inc. provides an online website service, a buying and selling marketplace for licensed Pharmaceutical Wholesalers to sell products and services to licensed Pharmacies. The Company charges Suppliers a transaction fee, a percentage of the purchase price of the Prescription Drugs and other products sold through its website service. The fulfillment of confirmed orders, including delivery and shipment of Prescription Drugs and other products, is the responsibility of the Supplier and not of the Company. The Company holds no inventory and assumes no responsibility for the shipment or delivery of any products or services from our website. The Company considers itself an agent for this revenue stream and as such, reports revenue as net. Step One: Identify the contract with the customer – Trxade, Inc.’s Terms and Use Agreement is acknowledged between the Wholesaler and Trxade, Inc. which outlines the terms and conditions. The collection is probable based on the credit evaluation of the Wholesaler. Step Two: Identify the performance obligations in the contract – The Company provides to the Supplier access to the online website, uploading of catalogs of products and Dashboard access to review status of inventory posted and processed orders. The Agreement requires the supplier to provide a catalog of pharmaceuticals for posting on the platform, deliver the pharmaceuticals and upon shipment remit the stated platform fee. Step Three: Determine the transaction price – The Fee Agreement outlines the fee based on the type of product, generic, brand or non-drug. There are no discounts for volume of transactions or early payment of invoices. Step Four: Allocate the transaction price – The Fee Agreement outlines the fee. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized the day the order has been processed by the Supplier.

Integra Pharma Solutions, LLC is a licensed wholesaler and sells to licensed pharmacies brand, generic and non-drug products. The Company takes orders for product and creates invoices for each order and recognizes revenue at the time the Customer receives the product. Customer returns are not material. Step One: Identify the contract with the customer – The Company requires that an application and a credit card for payment is completed by the Customer prior to the first order. Each transaction is evidenced by an order form sent by the customer and an invoice for the product is sent by the Company. The collection is probable based on the application and credit card information provided prior to the first order. Step Two: Identify the performance obligations in the contract – Each order is distinct and evidenced by the shipping order and invoice. Step Three: Determine the transaction price – The consideration is variable if product is returned. The variability is determined based on the return policy of the product manufacturer. There are no sales or volume discounts. The transaction price is determined at the time of the order evidenced by the invoice. Step Four: Allocate the transaction price – There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation - The Revenue is recognized when the Customer receives the product.

F-8

Community Specialty Pharmacy, LLC is in the retail pharmacy business. The Company fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. Step One: Identify the contract with the customer – The prescription is written by a doctor for a Customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription. Step Two: Identify the performance obligations in the contract – Each prescription is distinct to the Customer. Step Three: Determine the transaction price – The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies). Step Four: Allocate the transaction price – The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized upon the delivery of the prescription.

Cost of Goods Sold – The company recognized cost of goods sold in 2018 from activities in Integra Pharma Solutions, LLC and Community Specialty Pharmacy, LLC, which were not active in 2017.

Stock-Based Compensation – The Company accounts for stock-based compensation to non-employees in accordance with the provision of ASC 505, “Equity Based Payments to Non-Employees” (“ASC 505”), which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying instruments vest.

The Company accounts for stock-based compensation to employees in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

Income Taxes – The Company accounts for income taxes utilizing ASC 740, “Income Taxes” (SFAS No. 109). ASC 740 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax rates are not included in the measurement. The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has substantial net operating loss carry forwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Tax years from 2015 forward are open to examination by the Internal Revenue Service.

Income (loss) Per Share – Basic net income (loss) per common share is computed by dividing net loss available to Common Stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The treasury stock method and as if converted methods are used to determine the dilutive shares for our options and warrants and convertible notes, respectively.

The following table sets forth the computation of basic and diluted income per common share for the years ended December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Numerator:
Net Income	$9,038	$288,983

Numerator for basic and diluted income available to common shareholders	$9,038	$288,983

Denominator:
Denominator for basic income per common share – Weighted average common shares outstanding	32,260,622	31,955,416
Dilutive effect of Common Stock Equivalents	2,697,880	2,130,835
Denominator for diluted income per common share – adjusted weighted average common shares outstanding	34,958,502	34,086,251
Basic and Diluted income per common share	$0.00	$0.01

F-9

Concentration of Credit Risks and Major Customers - Financial instruments that potentially subject the company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2018 and 2017, sales to two customers each represent greater than 10% of revenue.

Recent Accounting Pronouncements – The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted the provisions of this ASU at January 1, 2019.

NOTE 3 – SHORT-TERM DEBT AND RELATED PARTIES DEBT

Convertible Promissory Note

Convertible promissory notes were issued in the aggregate amount of $200,000 in April and May 2015. The term of the notes was one year. Simple interest of 10% was payable at the maturity date of the note. Prior to maturity the notes may be converted for Common Stock at a conversion price of $1.50. The holders of the notes were granted warrants at one share of Common Stock for every $4.00 of the note principal amount, which totaled a warrant to purchase 50,000 shares of Common Stock. These warrants were issued at a strike price of $1.50 and an expiration date of five years from date of issuance. The Company used the Black-Scholes pricing model to estimate the fair value of the warrants issued along with convertible notes on the date of grant. The Company accounted for the relative fair value of the warrants issued and a total debt discount $53,546 was recorded.

In April and May 2016, $50,000 of the $200,000 in convertible promissory notes (plus $5,000 in interest) was repaid. A one-year extension was executed on the remaining notes and the interest owed, totaling $15,000 became part of the adjusted principal of notes and the balance of $165,000 is due May 2017. In connection with the one-year extension of the maturity date of the outstanding notes, the holders of the notes were granted warrants at one Common Stock for $4.00 of the note amount and warrants to purchase 41,250 shares of Common Stock were issued at a strike price of $1.50 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $37,579.

In April 2017, $165,000 in convertible promissory notes (plus $5,500 in interest) was amended. A two-year extension was executed on the remaining notes and the interest owed, totaling $16,500 became part of the adjusted principal of the notes and the balance of $181,500 is due May 2019. The conversion price was adjusted to $0.85 per share. In connection with the two-year extension of the maturity date of the outstanding notes, the holders of the notes were granted warrants to purchase 18,150 shares of Common Stock that was issued at a strike price of $0.65 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $11,512.

F-10

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable the conversion was not beneficial and a total debt discount from the issued warrants of $53,546 was recorded in 2015 and $0 as of the date of the debt modification.

During 2017, debt discount of $0 was amortized. As of December 31, 2018 and 2017, short-tern convertible note has a balance of $181,500 and $0 respectively, net of $0 unamortized debt discount.

Promissory Note

In May 2016, a promissory note that was issued in May 2015 was renewed in the face amount of $250,000 and the term was extended an additional year. The note has an original issuance discount of $45,000 and this amount was paid in cash at the renewal. During 2016, a debt discount of $45,000 was amortized. As of December 31, 2016, the promissory note has a balance of $250,000 with an unamortized debt discount of $15,000.

During 2017 the debt discount of $15,000 was fully amortized and the balance of $250,000 was paid.

In October 2016, a promissory note was issued in the face amount of $47,000. The term of the note was one year. Payments are made daily and $3,917 of principal was paid in 2016. At December 31, 2016 the balance was $43,083.

In 2017 $43,083 of principal was paid and at December 31, 2017 the balance was $0.

In September 2016, a promissory note was issued for $189,000. The term of the note is 494 days. The debt discount was $39,000 thus the initial net proceeds were $150,000. At December 31, 2016, $139,602 was classified as short term with a discount of $25,306 and $10,739 was classified as long term with a discount of $152. Payments are made each weekday in the amount of $537. In 2017, $139,602 was paid off by cash and debt discount of $25,306 was amortized.

As of December 31, 2017, short term promissory notes have a balance of $10,739, net of $152 unamortized debt discount.

In 2018, $10,739 was paid off by cash and the debt discount of $152 was amortized.

As of December 31, 2018, short term promissory notes have a balance of $0, net of $0 unamortized debt discount.

Related Party Convertible Promissory Notes

In August 2016, $40,000 in promissory notes were issued to Mr. Shilpa Patel, a relative of Mr. Prashant Patel. The term of the note was one year. Simple interest of 10% is payable at the maturity date of the note. Prior to maturity the note may be converted for Common Stock at a conversion price of $1.50.

In August 2017, $40,000 in convertible promissory notes was amended. A one-year extension was executed to August 2018. In connection with the one-year extension of the maturity date of the outstanding notes, the holder of the notes was granted warrants to purchase 10,000 shares of Common Stock that was issued at a strike price of $0.80 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $5,044.

In August 2018, $40,000 in convertible promissory notes was amended. A one-year extension was executed to August 2019. In connection with the one-year extension of the maturity date of the outstanding notes, the holder of the notes was granted warrants to purchase 10,000 shares of Common Stock that was issued at a strike price of $0.50 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $7,444.

F-11

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and $0 was recorded as of the grant date.

In September and October 2016, convertible promissory notes were issued in the aggregate amount of $211,725 to a related party, Mr. Nitel Patel, the brother of Mr. Prashant Patel. The term of the notes was one year. Simple interest of 10% is payable at the maturity date of the notes. Prior to maturity the notes may be converted for Common Stock at a conversion price of $0.62. In connection with the notes, the holders of the notes were granted warrants to purchase 52,861 shares of Common Stock. These warrants were issued at a strike price of $0.62 and an expiration date of five years from date of issuance.

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and the beneficial feature was not beneficial and a total debt discount of $65,390 due to the warrants was recorded as of the grant date.

In April 2017, a $61,725 related party note was renewed for a one-year extension at the same interest rate of 10%, due April 2018. In April 2018, $61,725 was paid in cash for full payment.

In September 2017, a $150,000 related party note was renewed for a six-month extension at the same interest rate of 10%, due in February 2018. In February 2018, $100,000 of the related party note was extended to July 2018 and then renewed for a year extension at the same interest rate of 10%, due July 2019. The remaining $50,000 was paid in cash in February 2018.

During 2017, the remaining debt discount of $48,341 was fully amortized. As of December 31, 2017, the short-term related party convertible notes had a principal balance of $251,725, net of an unamortized debt discount of $0.

As of December 31, 2018, the short-term related party convertible notes had a principal balance of $140,000, net of an unamortized debt discount of $0.

Related Party Promissory Note

In November 2016, Mr. Prashant Patel loaned the Company $10,000. The term of the loan is 90 days and is at zero percent interest. The balance at December 31, 2016 was $10,000.

In February 2017, $7,280 of accounts payable to Mr. Patel was added to the loan. The term of the loan was extended for 90 days and is at zero interest rate. An additional $25,272 of accounts payable was added to the loan in the second quarter and the balance of $42,552 was converted to long-term debt in July 2017 and will mature in July 2020. (See Note 4).

NOTE 4 – LONG TERM DEBT

In 2017, there are $181,500 in convertible promissory notes due in May 2019 as described in Note 3.

F-12

Related Party Promissory Notes

In June 2017, the Company satisfied an outstanding promissory note, dated May 8, 2016, as amended, in the principal amount of $250,000 (the “NPR Note”), made by between the Company and NPR INVESTMENT GROUP, LLC (the “Lender”). The NPR Note included a personal guarantee from Suren Ajjarapu and Prashant Patel, who both serve on the Board of Directors of the Company and are controlling stockholders of the Company. Further, Mr. Ajjarapu is the CEO and President of the Company and Mr. Patel is Vice Chairman and Executive Director of Strategy.

In connection with the foregoing satisfaction of the NPR Note above, the Company received funds in June 2017 and entered into a promissory note agreement on July 1, 2017, whereby the Company borrowed $100,000 and $80,000 from Sansur Associates, LLC, a limited liability company controlled by Mr. Ajjarapu, and Mr. Patel, respectively (the “Promissory Notes”). The term of each of these Notes is three years and they each bear interest at 6%, which is payable annually.

The note due to Mr. Patel is $122,552. It comprises $80,000 for the NPR note, $17,280 for an existing promissory note and $25,272 assumption of credit card obligation related to business expenses of the Company.

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, accruing interest a simple interest of 10%, interest payable annually, and principal payable at maturity on October 15, 2021.

At December 31, 2018 and 2017, total related party long term debt was $522,552 and $222,552, respectively.

Future maturities of long-term debt in the next five years are as follows:

Due in 2020	$222,552
Due in 2021	$300,000
Due in 2022	$-
Due in 2023	$-
Total Debt	$522,052

NOTE 5 – STOCKHOLDERS’ EQUITY

2017

In January 2017, under a Private Offer Memorandum, 250,000 shares of Common Stock were issued for $250,000 cash. The Common Stock was sold at $1.00 per share. In connection with this Common Stock offering, warrants to purchase 87,500 shares of Common Stock were issued with a strike price of $0.01 and an expiration date of five years.

In February 2017, 25,000 shares were issued when warrants were exercised at $0.01 grant price for $250.

In March 2017, 50,000 shares were issued for services performed for the Company and valued at fair value of $12,500.

2018

In July 2018, under a Private Offer Memorandum, 300,000 shares of Common Stock were issued for $300,000 cash. The Common Stock was sold at $1.00 per share. In connection with this Common Stock offering, warrants to purchase 161,538 shares of Common Stock were issued with a strike price of $0.01 and an expiration date of five years.

In November 2018, under a Private Offer Memorandum, 1,000,000 shares of Common Stock were issued for $500,000 cash. The Common Stock was sold at $0.50 per share.

F-13

NOTE 6 - WARRANTS

In 2017, 87,500 warrants were issued related to common shares sold for cash (See Note 5). Likewise, 28,150 were issued for renewal of convertible debt (see Note 3) and 25,000 warrants were exercised. No warrants were forfeited in 2017.

In 2018, 161,538 warrants were issued related to common shares sold for cash (see Note 5), 10,000 were issued for renewal of convertible debt (see Note 3), 405,507 were issued related to the acquisition of Community Specialty Pharmacy, LLC, none were exercised and 435,000 were forfeited.

The following table summarizes the assumptions used to estimate the fair value of warrants granted during the years ended December 31, 2018 and 2017:

	2018	2017
Expected dividend yield	0%	0%
Weighted-average expected volatility	231-632%	200%
Weighted-average risk-free interest rate	2.55-2.75%	1.81-1.84%
Expected life of warrants	5-8 years	5 years

The Company’s outstanding and exercisable warrants as of December 31, 2018 and 2017 are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Warrants Outstanding as of December 31, 2016	2,647,446	$0.24	4.24	$930,751
Warrants granted	115,650	$0.18	5.0	-
Warrants forfeited	-	-	-	-
Warrants exercised	(25,000)	$0.01	-	-

Warrants Outstanding as of December 31, 2017	2,738,096	$0.24	3.28	$937,567
Warrants granted	577,045	$0.02	7.11
Warrants forfeited	(435,000)	-	-	-
Warrants exercised	-	-	-	-

Warrants Outstanding as of December 31, 2018	2,880,141	$0.08	3.74	$782,385

NOTE 7 - OPTIONS

The Company maintains a stock option plan under which certain employees and management are awarded option grants based on a combination of performance and tenure. All options may be exercised for a period up to four ½ years following the grant date, after which they expire. Options are vested up to 5 years from the grant date. The Board has authorized the use of 2,000,000 shares for option grants.

Stock options were granted during 2018 and 2017 to employees totaling, 560,400 and 263,846 respectively. These options vest over a period of 4 to 5 years, are granted with an exercise price of between $0.41 and $1.02 per share and have a term of 10 years. The last options expire April 2028.

Under the Black-Scholes option price model, fair value of the options granted in 2018 and 2017 were $278,358 and $169,100, respectfully.

In April 2017, 253,846 options were granted with an exercise price of $0.65 and a term of 10 years from the grant date. The options vest over a period of one and four years.

F-14

In April 2017, four option grants, totaling 650,000 options, were amended to extend the exercise terms to 10 years from the date of grant. Incremental option expense recognized as a result of the amendment amounted to $69,611.

In April 2018, 560,400 options were granted with an exercise price of $0.50 and a term of 10 years from the grant date. The options vest over a period of four to five years.

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant. The following table summarizes the assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2018 and 2017:

	2018	2017
Expected dividend yield	0%	0%
Weighted-average expected volatility	192-265%	200%
Weighted-average risk-free interest rate	2.08-2.73%	1.92%
Expected life of warrants	4-5 years	4.74 -7.50 years

Total compensation cost related to stock options was $169,828 and $267,835 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018, there was $192,007 of unrecognized compensation costs related to stock options, which is expected to be recognized over a weighted average period of 6.98 years. The following table represents stock option activity for the two years ended December 31, 2018:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Options Outstanding as of December 31, 2016	1,044,500	$0.92	3.38	$-
Options Exercisable as of December 31, 2016	584,000	$1.05	3.02
Options granted	263,846	0.64	9.05	-
Options forfeited	(35,000)	1.02	8.25	-
Options expired	(75,000)	1.13	4.54	-

Options Outstanding as of December 31, 2017	1,197,846	$0.97	6.96	$-
Options Exercisable as of December 31, 2017	781,300	$1.02	6.30	$-
Options granted	560,400	0.50	9.26
Options forfeited	(25,400)	0.46	9.06
Options expired	-	-	-	-

Options Outstanding as of December 31, 2018	1,732,846	$1.19	6.98	$-
Options Exercisable as of December 31, 2018	1,107,259	$0.96	5.91	$-

NOTE 8 – INCOME TAXES

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018.

The statutory tax rate is the percentage imposed by law; the effective tax rate is the percentage of income actually paid by a company after taking into account tax deductions, exemptions, credits and operating loss carry forwards.

At December 31, 2018 and 2017 deferred tax assets consist of the following:

	December 31, 2018	December 31, 2017
Federal loss carry forwards	$922,850	$963,833
Less: valuation allowance	(922,850)	(963,833)
	$-	$-

F-15

The Company has established a valuation allowance equal to the full amount of the deferred tax asset primarily due to uncertainty in the utilization of the net operating loss carry forwards.

The estimated net operating loss carry forwards of approximately $4,400,000 will be available based on the new carryover rules in section 172(a) passed with the Tax Cuts and Jobs Acts.

NOTE 9 – RELATED PARTIES

In January 2017 Mr. Ajjarapu and Mr. Patel suspended their executive salaries of $165,000 and $125,000, for a period of five and six months, respectively. In January 2018, Mr. Ajjarapu and Mr. Patel’s executive salaries were amended to $200,000 and $150,000, respectively. All of our executives are at-will employees or consultants. Each of Messrs. Ajjarapu and Patel are parties to an at-will executive employment agreement.

The Company owed management wages to Mr. Prashant Patel at December 31, 2018 of $0 and December 31, 2017 of $62,500, respectively.

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, accruing interest a simple interest of 10%, interest payable annually, and principal payable at maturity on October 15, 2021.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company leases two premises in Land O’ Lakes, Florida under an operating lease that expires in 2021 and in Tampa, Florida under an operating lease that expires in 2023. Future minimum rental payments under these non-cancelable operating leases as of December 31, 2018 are:

2019	$156,024
2020	$160,709
2021	$165,506
2022	$49,080
2023	$41,934
Total	$573,253

NOTE 11 – SEGMENT REPORTING

The Company classifies its business interests into reportable segments which are Trxade, Inc., Community Specialty Pharmacy, LLC, and Other. Operating segments are defined as the components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Our chief operating decision makers direct the allocation of resources to operating segments based on the profitability, cash flows, and growth opportunities of each respective segment.

Year Ended December 31, 2018	Trxade, Inc.	Community Specialty Pharmacy, LLC	Other
Revenue	$3,407,822	$395,418	$28,538
Gross Profit	$3,407,822	$(34,971)	$9,878
Segment Assets	$822,412	$112,123	$1,293,052
Segment Profit/Loss	$1,371,615	$(116,588)	$(1,245,989)

The Company had no reportable segments in 2017. See Note 12.

F-16

NOTE 12 – BUSINESS COMBINATION

On October 15, 2018, the Company entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note issued by the Company of $300,000 (see Note 4), and warrants to purchase 405,507 shares of the Common Stock of the Company which vested at the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to exercise restrictions which lapse over a period of three (3) years.

The Company recorded the acquisition under the guidance of ASC 805 “Business Combinations”. All the assets acquired and liabilities assumed are recorded at their corresponding fair values. The excess of the purchase price over the net assets acquired resulted in goodwill of $725,973. The following table is a summary of the allocation of the purchase price of $770,291 consisting of $300,000 in cash, a promissory note from the Company of $300,000, and the fair value for the warrants issued calculated under the Black-Scholes calculation at $170,291.

Purchase Price Allocation
Purchase Price	$770,291
Cash	(49,728)
Accounts Receivable	(114,899)
Inventory	(76,156)
Prepaid	(3,000)
Accounts Payable	199,312
Accrued Expenses	153
Goodwill	$725,973

The accompanying unaudited pro forma combined statements of operations presents the accounts of Trxade and CSP for the years ended December 31, 2018 and 2017, respectively, assuming the acquisition occurred on January 1, 2017.

2018 Summary Statement of Operations	Trxade	CSP	Combined
Revenue	$3,436,360	$2,387,636	$5,823,996

Net Income (Loss)	$125,626	$(6,723)	$118,903

Net Income per common share – basic	$0.00		$0.00

Net Income per common share - diluted	$0.00		$0.00

Weighted average common shares - basic	32,260,622		32,260,622

Weighted average common shares - diluted	34,958,502		34,958,502

F-17

2017 Summary Statement of Operations	Trxade	CSP	Combined
Revenue	$2,931,280	$2,633,914	$5,565,194

Net Income (Loss)	$288,983	$(63,132)	$225,851

Net Income per common share – basic	$0.01		$0.01

Net Income per common share - diluted	$0.01		$0.01

Weighted average common shares - basic	31,955,416		31,955,416

Weighted average common shares - diluted	34,086,251		34,086,251

NOTE 13 – SUBSEQUENT EVENTS

In January 2019, Trxade Group, Inc. through its wholly owned subsidiary Alliance Pharma Solution, LLC (“Alliance”) entered into a transaction to form SyncHealth MSO, LLC (“SyncHealth”). It will be owned by PanOptic Health, LLC (“PanOptic”) and Alliance. Alliance will transfer $250,000 for the acquisition of the remaining 49% and the option to acquire the remaining ownership from PanOptic shareholders. Pursuant to the operating agreement PanOptic initially owns 70% of SyncHealth and Alliance owns 30%; however, pursuant to the Letter Agreement, PanOptic will transfer to Alliance an additional 6% of the SyncHealth units on May 1, 2019, an additional 6% on August 1, 2019, an additional 7% on November 1, 2019 and at Alliance’s option, the balance of 51% on January 31, 2020. The Company has transferred $250,000 and has a 30% equity interest.

In February 2019, convertible promissory notes issued in 2015 for $150,000 were amended to reduce the conversion price from $0.85 to $0.50 and the remaining principal and accrued interest total of $211,983 were converted to 423,966 common shares.

In February 2019, 16,666 of warrants issued in 2014 at $0.01 were converted for $166 to 16,666 of common shares.

F-18

Trxade Group, Inc.

Consolidated Balance Sheets

March 31, 2019 and December 31, 2018

(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current Assets
Cash	$533,929	$869,557
Accounts Receivable, net	728,796	433,627
Inventory	62,223	79,966
Prepaid Assets	166,443	82,927
Total Current Assets	1,491,391	1,466,077

Property Plant and Equipment, Net	13,756	15,006

Other Assets
Deposits	21,636	20,531
Equity method investment	221,028	-
Right of use leased assets	825,697	-
Goodwill	725,973	725,973

Total Assets	$3,299,481	$2,227,587

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts Payable	$411,766	$400,544
Accrued Liabilities	177,610	138,323
Current Portion Lease Liabilities	79,072	-
Short Term Convertible Notes Payable	-	181,500
Short term Convertible Payable – Related Parties	140,000	140,000
Total Current Liabilities	808,448	860,367

Long Term Liabilities
Notes Payable – Related Parties	522,552	522,552
Other Long-term Liabilities – Leases	750,456	-
Total Liabilities	2,081,456	1,382,919

Shareholders’ Equity
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of March 31, 2019 and December 31, 2018, respectfully	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 33,726,459 and 33,285,827 shares issued and outstanding, as of March 31, 2019 and December 31, 2018, respectively	337	332
Additional Paid-in Capital	9,203,534	8,955,411
Retained Deficit	(7,985,846)	(8,111,075)
Total Shareholders’ Equity	1,218,025	844,668

Total Liabilities and Shareholders’ Equity	$3,299,481	$2,227,587

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-19

Trxade Group, Inc.
Consolidated Statements of Operations
Three Months Ended March 31, 2019 and 2018

	2019	2018

Revenues	$1,512,521	$852,923
Cost of Sales	365,839	-
Gross Profit	1,146,682	852,923

Operating Expenses
General and Administrative	974,923	754,195

Operating Income	171,759	98,728

Share in Equity Losses in Investment	(28,972)	-
Interest Expense	(17,558)	(16,459)
Net Income	$125,229	$82,269

Net Income per Common Share – Basic:	$0.00	$0.00

Net Income per Common Share – Diluted:	$0.00	$0.00

Weighted average Common Shares Outstanding - Basic	33,364,167	31,985,827

Weighted average Common Shares Outstanding - Diluted	35,988,334	34,063,391

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-20

Trxade Group, Inc.

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

Three Months Ended March 31, 2019 and March 31, 2018

(unaudited)

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2018	-	$-	33,285,827	$332	$8,955,411	$(8,111,075)	$844,668
Common Stock issued for convertible debt and accrued interest	-	-	423,966	4	211,979	-	211,983
Warrants exercised	-	-	16,666	1	165	-	166
Options Expense	-	-	-	-	35,979	-	35,979
Net Income	-	-	-	-	-	125,229	126,229
March 31, 2019	-	-	33,726,459	337	9,203,534	(7,985,846)	1,218,025

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2017	-	$-	31,985,827	$320	$7,807,860	$(8,120,113)	$(311,933)
Options Expense	-	-	-	-	37,456	-	37,456
Net Income	-	-	-	-	-	82,269	82,269
March 31, 2018	-	-	31,985,827	320	7,845,316	(8,037,844)	(192,208)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-21

Trxade Group, Inc.

Consolidated Statements of Cash Flows

Three months ended March 31, 2019 and 2018

(unaudited)

	2019	2018

Operating Activities:
Net Income	$125,229	$82,269

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation Expense	1,250	-
Options expense	35,979	37,456
Share in Equity Losses in Investment	28,972	-
Amortization of right to use asset	21,744	-
Amortization of Debt Discount	-	152
Changes in operating assets and liabilities:
Accounts Receivable	(295,169)	(7,300)
Prepaid Assets and other Current Assets	(84,621)	(50,211)
Inventory	17,743	-
Lease Liability	(17,913)	-
Accounts Payable	11,222	(12,864)
Accrued Liabilities and Other Liabilities	29,770	17,161
Net Cash provided by (used in) operating activities	(125,794)	66,663

Investing Activities:
Purchase of equity method investment	(210,000)	-
Net cash Used in Investing activities	(210,000)	-

Financing Activities:
Repayments of Short-term Convertible Debt – Related Parties	-	(50,000)
Repayments of Short-Term Promissory Notes	-	(10,739)
Proceeds from exercise of Warrants	166	-
Net Cash provided by (used in) financing activities	166	(60,739)

Net increase (decrease) in Cash	(335,628)	5,924
Cash at Beginning of the Year	869,557	183,914
Cash at March 31, 2019 and 2018	$533,929	$189,838

Supplemental Cash Flow Information
Cash Paid for Interest	$1,704	$8,930
Cash Paid for Income Taxes	$-	$-

Non-Cash Transactions
Common Stock Issued for Conversion of Note and Accrued Interest	$211,983	$-
ROU assets and operating lease obligations recognized	$847,441	$-
Equity method investment recorded to accrued liabilities	$40,000	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-22

Trxade Group, Inc.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended March 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Trxade Group, Inc. (“we”, “our”, “Trxade”, the “Company”) owns 100% of Trxade, Inc., Integra Pharma Solutions, LLC, Community Specialty Pharmacy, LLC and Alliance Pharma Solutions, LLC. The merger of Trxade, Inc. and Trxade Group, Inc. occurred in May 2013. Community Specialty Pharmacy was acquired in October 2018.

Trxade, Inc. operates a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products.

Community Specialty Pharmacy, LLC is an accredited independent retail pharmacy with a focus on specialty medications. The company operates with innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Alliance Pharma Solutions, LLC has developed same day Pharma delivery software – Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization during January 2019.

Basis of Presentation - The accompanying unaudited interim consolidated financial statements of Trxade Group, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Form 10K.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2018 as reported in the Company’s Annual Report on Form 10K have been omitted.

Equity Investments – Investments are evaluated in accordance with ASC 323-10 Investments – Equity Method and Joint Ventures – and the proper method for accounting implemented.

Income Per Common Share – Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted net income per common share is computed similar to basic net income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The dilutive effect of the Company’s options and warrants is computed using the treasury stock method while the dilutive effect of our convertible notes is computed using the if-converted method.

The following table sets forth the computation of basic and diluted Income per Share:

	March 31, 2019	March 31, 2018
Numerator:
Net Income	$125,229	$82,269

Numerator for basic and diluted EPS - income available to common Shareholders	$125,229	$82,269

Denominator:
Denominator for basic EPS – Weighted average shares	33,364,167	31,985,827
Dilutive Effect of Warrants	2,624,167	2,077,564
Denominator for diluted EPS – adjusted Weighted average shares and assumed Conversions	35,988,334	34,063,391
Basic and Diluted income(loss) per common share	$0.00	$0.00

Recent Accounting Pronouncements – The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

F-23

Effective January 1, 2019, the Company adopted ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) using the required modified retrospective approach. The most significant changes under the new guidance include clarification of the definition of a lease, and the requirements for lessees to recognize a Right of Use (“ROU”) asset and a lease liability for all qualifying leases with terms longer than twelve months in the consolidated balance sheet. In addition, under Topic 842, additional disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. See Footnote #8 below for more detail on the Company’s accounting with respect to leases.

Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-7”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements.

NOTE 2 – SHORT-TERM DEBT AND RELATED PARTIES DEBT

Convertible Promissory Note

In February 2019, convertible promissory notes issued in 2015 for $181,500 were amended to a conversion price of $0.50 and the principal and accrued interest total of $211,983 were then converted to 423,966 common shares.

As of March 31, 2019 and December 31, 2018, short-tern convertible notes payable has a balance of $0 and $181,500 respectively, net of $0 unamortized debt discount.

Related Party Convertible Promissory Note

As of March 31, 2019, $40,000 in convertible promissory notes were due to Mr. Shilpa Patel, a relative of Mr. Prashant Patel. Simple interest of 10% is payable at the maturity date of the note, which is August 8, 2019. Prior to maturity the note may be converted for common stock at a conversion price of $1.50.

As of March 31, 2019, $100,000 in convertible promissory notes were due to Mr. Nitel Patel, the brother of Mr. Prashant Patel. Simple interest of 10% is payable at the maturity date of the notes, which is July 7, 2019. Prior to maturity the notes may be converted for common stock at a conversion price of $0.62

NOTE 3 – LONG TERM DEBT – RELATED PARTIES

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, accruing interest a simple interest of 10%, interest payable annually, and principal payable at maturity in October 2021.

As of March 31, 2019, $122,552 and $100,000 in promissory notes was due to Mr. Prashant Patel and Mr. Suren Ajjarapu, respectively. The notes are due July 1, 2020 and each bear an interest rate of 6%.

NOTE 4 – SHAREHOLDERS’ EQUITY

In February 2019, convertible promissory notes issued in 2015 for $181,500 were amended to a conversion price of $0.50 and the principal and accrued interest total of $211,983 were then converted to 423,966 common shares.

In February 2019, 16,666 of warrants issued in 2014 at $0.01 per share were exercised for 16,666 of common shares. $166 was received in cash.

F-24

NOTE 5 - WARRANTS

For the three-month period ended March 31, 2019, 16,666 warrants were exercised, See NOTE 4 – SHAREHOLDERS’ EQUITY, none were granted or forfeited.

The Company’s outstanding and exercisable warrants as of March 31, 2019 are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Warrants Outstanding as of December 31, 2018	2,880,141	$0.08	3.74	$782,385
Warrants granted	-	$-	-	-
Warrants forfeited	-	-	-	-
Warrants exercised	(16,666)	$0.01	-	-

Warrants Outstanding as of March 31, 2019	2,863,475	$0.08	3.32	$1,233,358

NOTE 6 – OPTIONS

The Company maintains a stock option plan under which certain employees are awarded option grants based on a combination of performance and tenure. The stock option plan provides for the grant of up to 2,000,000 shares. All options may be exercised for a period up to four 1/2 years following the grant date, after which they expire. Options are vested up to 5 years from the grant date.

For the three-month period ended March 31, 2019, no options were issued, forfeited or expired due to employee resignation.

Total compensation cost related to stock options was $35,979 and $37,456 for the three months ended March 31, 2019 and 2018 respectively.

The following table represents stock option activity for the three-month period ended March 31, 2019:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Options Outstanding as of December 31, 2018	1,732,846	$1.19	6.98	$-
Options Exercisable as of December 31, 2018	1,107,259	$0.96	5.91
Options granted	-	-	-	-
Options forfeited	-	-	-	-
Options expired	-	-	-	-

Options Outstanding as of March 31, 2019	1,732,846	$0.82	6.74	$-
Options Exercisable as of March 31, 2019	1,128,946	$0.95	5.71	$-

NOTE 7 – LEASES

The Company elected the practical expedient under ASU 2018-11 “Leases: Targeted Improvements” which allows the Company to apply the transition provision for Topic 842 at the Company’s adoption date instead of at the earlies comparative period presented in the financial statements. Therefore, the Company recognized and measured leases existing at January 1, 2019 but without retrospective application. In addition, the Company elected the optional practical expedient permitted under the transition guidance which allows the Company to carry forward the historical accounting treatment for existing leases upon adoption. No impact was recorded to the beginning retained earnings for Topic 842. The Company has two operating leases for corporate offices. The following table outlines the details:

	Lease 1	Lease 2
Initial Lease Term	December 2017 to December 2021	November 2018 to November 2023
Renewal Term	January 2021 to December 2024	November 2023 to November 2028
Initial Recognition of Right to use assets at January 1, 2019	$534,140	$313,301
Incremental Borrowing Rate	10%	10%

The table below reconciles the fixed component of the undiscounted cash flows for each of the first five years and the total remaining years to the operating lease liabilities recorded in the Consolidated Balance Sheet as of March 31, 2019

Amounts due within twelve months of March 31
2019	$117,074
2020	160,709
2021	165,506
2022	170,473
2023	175,607
Thereafter	395,319
Total minimum lease payments	1,184,688
Less: effect of discounting	(355,160)
Present value of future minimum lease payments	829,528
Less: current obligations under leases	79,072
Long-term lease obligations	$750,456

For the three months ended March 31, 2019 amortization of assets were $21,744.

For the three months ended March 31, 2019, amortization of liabilities were $17,913.

F-25

NOTE 8 – SEGMENT REPORTING

The Company classifies its business interests into reportable segments which are Trxade, Community and Other.

Three Months Ended March 31, 2019	Trxade, Inc.	Community Specialty Pharmacy, LLC	Other	Total
Revenue	$1,043,810	$442,423	$26,288	$1,512,521
Segment Assets	$1,474,690	$186,496	$1,638,295	$3,299,481
Segment Profit/Loss	$542,151	$(6,797)	$(410,125)	$125,229

The Company had no reportable segments for three months ended March 31, 2018. See NOTE 9 – BUSINESS COMBINATION

NOTE 9 – BUSINESS COMBINATION

On October 15, 2018, the Trxade Group, Inc. (“Company”) entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note from the Company of $300,000 (see Note 3), and warrants to purchase 405,507 shares of the common stock of the Company which vested at the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to exercise restrictions which lapse over three (3) years.

The Company recorded the acquisition under ASC 805 “Business Combination. All the assets acquired and liabilities assumed are recorded at their corresponding fair values. The excess of the purchase price over the net assets acquired resulted in goodwill of $725,973. The following table is a summary of the allocation of the purchase price of $770,291 consisting of $300,000 in cash, a promissory note from the Company of $300,000, and the fair value of the warrants issued calculated under the Black-Scholes calculation at $170,291.

Purchase Price Allocation
Purchase Price	$770,291
Cash	(49,728)
Accounts Receivable	(114,899)
Inventory	(76,156)
Prepaid	(3,000)
Accounts Payable	199,312
Accrued Expenses	153
Goodwill	$725,973

The accompanying unaudited pro forma statements of operations presents the accounts of Trxade and CSP for the three months ended March 31, 2018, assuming the acquisition occurred on January 1, 2018.

2018 Summary Statement of Operations	Trxade	CSP	Combined

Revenue	$852,923	$645,217	$1,498,140

Net Income	$82,269	$76,985	$159,254

Net Income per common share – basic	$0.00		$0.00

Net Income per common share - diluted	$0.00		$0.00

Weighted average common shares - basic	31,985,827		31,985,827

Weighted average common shares - diluted	34,063,391		34,063,391

F-26

NOTE 10 – EQUITY METHOD INVESTMENT

In January 2019, Trxade Group, Inc. through its wholly owned subsidiary Alliance Pharma Solution, LLC (Alliance) entered into a transaction to form SyncHealth MSO, LLC (“SyncHealth”). SyncHealth is owned by PanOptic Health, LLC (PanOptic) and Alliance. Alliance contributed $250,000 for the acquisition of a 49% equity interest in SyncHealth and the option to acquire the remaining ownership from PanOptic shareholders. Prior to March 31, 2019, $210,000 was paid with the remaining $40,000 paid in April 2019. Pursuant to the operating agreement, PanOptic owns 70% of SyncHealth and Alliance owns 30%; however, pursuant to the Letter Agreement, PanOptic will transfer to Alliance an additional 6% of SyncHealth’s membership units on   May 1, 2019 , an additional 6% on August 1, 2019 and an additional 7% on November 1, 2019 and at Alliance’s option, the 51% balance on January 31, 2020, upon transfer of Trxade Group, Inc. stock between 2,273,329 and 14,776,638 based on 2018 Gross Revenue Quotas.

In accordance with ASC 323-10 Investments – Equity Method and Joint Ventures – the equity method for accounting has been implemented.

For the three months ended March 31, 2019, the Company recorded its equity share in the losses of SyncHealth amounting to $28,972.

NOTE 11 – SUBSEQUENT EVENTS

In April 2019, 505,000 options were granted with an exercise price of $0.41 and a term of 10 years from the grant date. The options vest over a period of one to five years.

F-27

31,949,712 SHARES OF COMMON STOCK

TRXADE GROUP INC.

PROSPECTUS

June 20 , 2019

Neither we nor the selling shareholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this Prospectus or any Prospectus supplement. You must not rely on any unauthorized information. This Prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this Prospectus is current as of the date of this Prospectus. You should not assume that this Prospectus is accurate as of any other date.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$4,669.50
Accounting fees and expenses	5,000.00
Legal fees and expenses	37,500.00
Miscellaneous	10,000.00
Total	$57,169.50

*	Indicates expenses that have been estimated for filing purposes only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

On the completion of this offering, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation will include provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Company will provide that:

●	The Company shall indemnify its directors and officers for serving the Company in those capacities or for serving other business enterprises at the Company’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

●	The Company may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

●	The Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

●	The Company will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Company’s board of directors or brought to enforce a right to indemnification.

●	The rights conferred in the bylaws are not exclusive, and the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

●	The Company may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

63

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Company also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Company and its officers and directors may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (Securities Act).

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the year ended 2016

Under a Private Offer Memorandum, 200,000 shares of common stock were issued for $300,000 cash, which included 100,000 shares in June 2016 and 100,000 shares in August 2016. The common stock was sold at $1.50 per share. In connection with this common stock offering warrants to purchase 50,000 shares of common stock were issued at a strike price of $0.01 and an expiration date of five years. Warrants were exercised for 25,000 shares of common stock at $.01 for $240.

In September and October 2016, convertible promissory notes were issued in the aggregate amount of $211,725 to a related party, Nitel Patel, the brother of Prashant Patel, our President and major stockholder. The term of the notes was one year. Simple interest of 10% is payable at the maturity date of the notes. Prior to maturity the notes may be converted for common stock at a conversion price of $0.62. In connection with the notes, the holders of the notes were granted warrants to purchase 52,861 shares of common stock. These warrants were issued at a strike price of $0.62 and an expiration date of five years from date of issuance.

In October 2016 and December 2016 additional secured convertible promissory notes totaling $300,000 were issued in connection with similarly issued notes, first issued in October 2015. The term of the notes was three years, and these notes, together with other similarly issued notes, were cancelled in connection with the sale of Westminster (described in note 4) in December 2016. The holder of the note was granted a warrant to purchase a total of 183,335 shares of common stock at a strike price of $0.01 and an expiration date of five years from date of issuance.

On December 31, 2016, the Company entered into and consummated the sale of 100% of its equity interests in its wholly-owned subsidiary, Westminster Pharmaceuticals, LLC, a Delaware limited liability company (“Westminster”). The purchase price for Westminster included the cancellation of $1,500,000 of indebtedness with the buyer under the secured promissory note and the issuance of a warrant to purchase 1,500,000 shares of the Company’s common stock. The warrants were issued at a strike price of $0.01 per share and have an expiration date of five years from date of grant under the term and conditions of a warrant agreement.

Stock Options were granted during 2016 to employees totaling 740,000 shares. These options vest in up to 5 years and are granted with an exercise price of between $.75 - $1.60 and the expiration date up to five years after the last vesting period. The last options expire December 2026.

During the year ended 2017

In January 2017, pursuant to a Private Offering Memorandum, 250,000 shares of common stock were issued for $250,000 cash. The common stock was sold at $1.00 per share. In connection with this common stock offering warrants to purchase 87,500 shares of common stock were issued with a strike price of $0.01 and an expiration date of five years.

In February 2017, the Company issued 25,000 shares of common stock when warrants were exercised at $0.01 with strike price for $250. In March 2017, the Company issued 50,000 shares of common stock for services performed for the Company and valued at fair value of $12,500.

Stock options were granted during 2017 to employees totaling 263,846 shares. These options vest over a period of 5 years, are granted with an exercise price of between $0.41 - $1.02 per share and have a term of 10 years. The last options expire October 2027.

64

During the year end 2018

In July 2018, under a Private Offer Memorandum, 300,000 shares of common stock were issued for $300,000 cash. The common stock was sold at $1.00 per share. In connection with this common stock offering, warrants to purchase 161,538 shares of common stock were issued with a strike price of $0.01 and an expiration date of five years.

In November 2018, under a Private Offer Memorandum, 1,000,000 shares of common stock were issued for $500,000 cash. The common stock was sold at $0.50 per share.

In 2018, 161,538 warrants were issued related to common shares sold for cash, 10,000 were issued for renewal of convertible debt, 405,507 were issued related to the acquisition of Community Specialty Pharmacy, LLC, none were exercised and 435,000 were forfeited.

Stock options were granted during 2018 to employees totaling 560,400 shares. These options vest over a period of 4 to 5 years, are granted with an exercise price of between $0.41 - $1.02 per share and have a term of 10 years. The last options expire April 2028.

During the Past Year

In February 2019, convertible promissory notes issued in 2015 for $150,000 were amended to a conversion price of $0.50 and principal and accrued interest totaling $211,983 were then converted to 423,966 common shares. In addition, 16,666 of warrants that were issued in 2014 with an exercise price of $0.01 were converted to 16,666 of common shares.

In April 2019, options to purchase 505,000 shares of common stock were approved by the Compensation Committee of the Board of Directors and issued to employees, contractors and board members under our 2014 Equity Incentive Plan. The options were granted with an exercise price of $0.41 and a term of 10 years from the grant date. The options vest over a period of one to five years.

The use of proceeds associated with the above listed sales of unregistered securities was for general working capital purposes.

The issuances and grants described above were exempt from registration pursuant to Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering pursuant to benefit plans and contracts relating to compensation as provided under Rule 701, or were exempt private placements under Section 4(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Act; (c) were non-U.S. persons; and/or (d) were officers or directors of the Company.

65

ITEM 16. EXHIBITS

INDEX TO EXHIBITS

		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
2.01	Membership Interest Purchase Agreement	8-K	000-55218	2.01	Oct 16, 2018
2.02	Promissory Note	8-K	000-55218	2.02	Oct 16, 2018
2.03	Revocable Warrant	8-K	000-55218	2.03	Oct 16, 2018
2.04	Purchase and Sale Agreement	8-K	000-55218	2.01	Jan 5, 2017
2.05	Warrant Agreement	8-K	000-55218	2.02	Jan 5, 2017
3.01	Second Amended and Restated Certificate of Incorporation of Trxade Group, Inc.	14C	000-55218	Appendix A	May 18, 2015
3.02	Amended and Restated Bylaws of Trxade Group, Inc.	10-12G/A	000-55218	3.1	July 24, 2014
5.1	Opinion of Counsel	S-1	000-55218	5.1	filed herewith	X
10.01	Indemnification Agreement	10K	000-55218	10.1	March 22, 2019
10.02	Contribution Agreement	8-K	000-55218	10.1	Jan 22, 2019
10.03	Technology Integration Agreement	8-K	000-55218	10.2	Jan 22, 2019
10.04	Operating Agreement	8-K	000-55218	10.3	Jan 22, 2019
10.05	Shareholder Agreement	8-K	000-55218	10.4	Jan 22, 2019
10.06	Subscription Agreement	8-K	000-55218	10.5	Jan 22, 2019
10.07	Letter Agreement	8-K	000-55218	10.6	Jan 22, 2019
10.08	Form of Securities Purchase Agreement	8-K	000-55218	10.1	Nov 14, 2018
10.09	Form of Securities Purchase Agreement	8-K	000-55218	10.1	July 13, 2018
10.1	Form of Investment Warrant Agreement	8-K	000-55218	10.2	July 13, 2018
10.11	Promissory Note with Sansur Associates LLC	8-K	000-55218	10.1	July 5, 2017
10.12	Promissory Note with Prashant Patel	8-K	000-55218	10.2	July 5, 2017
10.13	Form of Indemnification Agreement	8-K	000-55218	10.1	Aug 25, 2016
10.14	Amendment to Convertible Note Agreement and Note	8-K	000-55218	10.1	June 3, 2016
10.15	Amendment to Ajjarapu Executive Employment Agreement	10-K	000-55218	10.14	March 28, 2016
10.16	Note Purchase Agreement	8-K	000-55218	10.1	Oct 27, 2015
10.17	Form of Note	8-K	000-55218	10.2	Oct 27, 2015
10.18	Form of Warrant	8-K	000-55218	10.3	Oct 27, 2015
10.19	Indemnification Agreement	8-K	000-55218	10.1	Mar 18, 2015
10.2	Indemnification Agreement	8-K	000-55218	10.1	Dec 23, 2014
10.21	Subscription Agreement	8-K	000-55218	10.1	Sep 26, 2014
10.22	Warrant Agreement	8-K	000-55218	10.2	Sep 26, 2014
10.23	Registration Rights Agreement	8-K	000-55218	10.3	Sep 26, 2014
10.24	RxTPL Logistics Services Agreement	10-12G/A	000-55218	10.9	Sept 5, 2016
10.25	Employment Agreement - Suren Ajjarapu	10-12G/A	000-55218	10.5	July 24, 2014
10.26	Employment Agreement - Prashant Patel	10-12G/A	000-55218	10.6	July 24, 2014
10.27	Related Parties - Promissory Note Patel	10-12G/A	000-55218	10.7	July 24, 2014
10.28	Related Parties - Promissory Note Sansur	10-12G/A	000-55218	10.8	July 24, 2014
10.29	Bylaws of Trxade Group, Inc.	10-12G	000-55218	3.1	June 11, 2014
10.30	2014 Equity Incentive Plan	10-12G	000-55218	10.3	June 11, 2014
10.31	Merger and Reorganization Agreement of XCELLINK INTERNATIONAL, INC., a Delaware corporation (predecessor to Trxade Group, Inc. a Delaware corporation) and Trxade Group, Inc., a Nevada corporation	10-12G	000-55218	10.1	June 11, 2014
10.32	Form of Indemnification Agreement entered into between Trxade Group, Inc. and its directors and certain officers	10-12G	000-55218	10.4	June 11, 2014
10.33	Series A Preferred Stock Purchase Agreement	10-12G	000-55218	10.2	June 11, 2014
14.1	Code of Ethics	10-K	000-55218	14.1	Mar 23, 2015
23.1	Consent of Independent Registered Public Accounting Firm	S-1/A	333-231246	23.1	filed herewith	X

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that is contained in a form of Prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the Prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (§230.430B of this chapter):

A.	Each Prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

B.

Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in this Offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to this Offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to this Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to this Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in this Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Land O’ Lakes, State of Florida on the 20th day of June, 2019.

TRXADE GROUP, INC.

/s/ Suren Ajjarapu
By:	Suren Ajjarapu, President, Chief Executive and Principal Executive Officer, Chief Financial and Principal Financial Officer, Principal Accounting Officer, Treasurer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)		Title(s) Date

/s/ Suren Ajjarapu		June 20 , 2019
By:	Suren Ajjarapu	President, Chief Executive and Principal Executive Officer, Chief Financial and Principal Financial Officer, Principal Financial Accounting Officer, Treasurer and Chairman of the Board of Directors

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Suren Ajjarapu acting with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1 (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suren Ajjarapu	Chairman of the Board, Chief Executive Officer and Secretary	June 20 , 2019
Suren Ajjarapu	(Principal Executive Officer)

/s/ Howard A. Doss	Chief Financial Officer (Principal Financial and Accounting Officer)	June 20 , 2019
Howard A. Doss

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